UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934
(Amendment No.  )

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Murphy Oil Corporation
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MURPHY OIL CORPORATION

2026 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Annual Meeting of Stockholders to be held
Wednesday, May 13, 2026

MURPHY OIL CORPORATION

LEGACY IN MOTION

FROM FOUNDATION TO FUTURE

YOUR VOTE IS IMPORTANT

Please vote online, by mobile device, by telephone, or, if you received your materials by mail, you can sign and return your proxy card.

INTERNET

MOBILE

PHONE

MAIL

Send your completed and signed proxy card to:

IN PERSON

See page 58 regarding meeting attendance.

MURPHY
OIL CORPORATION

  Message from the

 Chair of the Board

Dear Fellow Shareholder:

Your company has a proud eighty-year legacy of exploring and producing hydrocarbons from the four corners of the globe all the while navigating the vagaries of business cycles and geopolitical upheavals and uncertainties. This proxy statement provides, not only all the necessary compensation and ownership information, but more importantly, reflects how this legacy has set a foundation for future growth and profitability.

We understand that we are stewards of your capital and manage and govern your company with that always in mind. We take very seriously that we are accountable to you first and foremost. That is why we put so much thought into this proxy statement which was done to give you clear and meaningful information when we ask for your support. We hope that you notice our efforts to make this proxy shorter, clearer and better organized.

We ask for your vote and invite you to participate in our annual meeting as well as encourage your input throughout the year.

Sincerely,

Claiborne P. Deming

Board Chair

OUR PURPOSE We believe in providing energy that empowers people.	OUR MISSION We challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver inspired energy solutions.	OUR VISION We see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond.

 Notice of Annual Meeting

 of Stockholders

The 2026 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 13, 2026, at 10:00 a.m. CDT, in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2026. The Proxy Statement is sent to stockholders on or about March 27, 2026.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Approval of the proposed 2026 Stock Plan for Non-Employee Directors;

4	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2026; and

5	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 16, 2026, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote will be on file at the office of the Company, 9805 Katy Freeway, G-200, Houston, Texas 77024, at least ten days before the meeting.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 59.

E. Ted Botner

Executive Vice President, General Counsel and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2026:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2025, are available via the internet at www.proxydocs.com/MUR.

2026 PROXY STATEMENT   i

 Murphy Oil at a Glance

Our 2025 Financial and Operational Highlights

2025 was a pivotal year for Murphy, marked by momentum in our exploration program, strong execution in our core business, and further strengthening of our financial position. Murphy delivered strong operational and financial execution in 2025, maintaining disciplined capital allocation while advancing key exploration and development programs across the globe.

Murphy’s average production increased from 177 thousand barrels of oil equivalent per day (MBOEPD) in 2024 to 182 MBOEPD in 2025, supported by strong onshore performance and steady offshore operations. Murphy delivered some of the best wells in Company history in onshore U.S. and Canada and achieved meaningful cost improvements including a 20% year-over-year reduction in lease operating expense per BOE (LOE/BOE). In the Gulf of America, we closed the strategic acquisition of the Pioneer floating production, storage, and offloading vessel (FPSO), which enhances the economics of our high-impact Chinook #8 development well expected to come online in 2026. In Vietnam, the Lac Da Vang (Golden Camel) development progressed on budget and on schedule, remaining on track for first oil in the fourth quarter of 2026.

Murphy’s exploration and appraisal program was the highlight of the year. In 2025, we announced the Hai Su Vang-1X (Golden Sea Lion) oil discovery in Vietnam, and in early 2026, reinforced the emergence of a significant business there with the Hai Su Vang-2X appraisal well indicating resource potential toward the higher end of the previously communicated 170 to 430 MMBOE range. We also reported a smaller discovery at the Lac Da Hong-1X (Pink Camel) well in Vietnam and advanced the Cello #1 and Banjo #1 exploration wells in the Gulf of America, with both announced as discoveries in early 2026. The Hai Su Vang appraisal well indicated resource potential toward the higher end of the previously communicated 170 to 430 MMBOE range, reinforcing the emergence of a material business in Vietnam. In 2025, we expanded our exploration portfolio through acquisition of 14 blocks in the Gulf of America lease sale in December 2025. Murphy ended the year with proved reserves of 715 MMBOE, achieving 103% reserve replacement and maintaining an 11-year reserve life.

In 2025, we took steps to enhance our financial position, which culminated in the upsizing of our revolving credit facility (RCF) and refinancing of debt in early 2026. We upsized the RCF from $1.35 billion to $2.00 billion and pushed out near term debt maturities by issuing $500 million in 6.500% senior notes due 2034. Both transactions closed in early 2026 and significantly improved the Company’s liquidity and debt maturity.

The Company generated $1.2 billion of cash from continuing operations and $301.3 million in free cash flow2,3, of which $286 million was returned to shareholders through quarterly dividends and share buybacks. With strong execution, a solid balance sheet, and a growing portfolio of high-impact international opportunities, Murphy enters 2026 with the ability to invest through cycles to deliver sustainable organic growth and long-term shareholder value.

Highlights for 2025:

Operational Excellence

◾	Produced 182 MBOEPD in 2025 with approximately 87 MBOPD, or ~48% oil volumes
◾	Achieved LOE/BOE of $10.89 in 2025, a 20% reduction year-over-year
◾	Drilled record longest laterals in Company history both onshore U.S. and onshore Canada
◾	Achieved a seven percent year-over-year reduction in drilling costs in the Eagle Ford Shale (EFS) while delivering the highest-performing EFS wells in Company history at Karnes and Catarina
◾	Completed the planned 2025 offshore workover program

Expanding Multi-Basin Portfolio

◾	Announced oil discoveries at the Lac Da Hong-1X (Pink Camel) and Hai Su Vang-1X (Golden Sea Lion) exploration wells in Vietnam
◾	Delivered the highly successful Hai Su Vang-2X appraisal well indicating resource potential toward the higher end of the previously communicated 170 to 430 MMBOE range
◾	Spud Cello #1 and Banjo #1 exploration wells in the Gulf of America, announcing both as oil discoveries in 2026[1]
◾	Progressed Lac Da Vang (Golden Camel) field development plan on budget and on schedule, remaining on track for first oil in the fourth quarter of 2026

Shareholder Returns & Balance Sheet

◾	Returned $286 million to shareholders through $186 million in quarterly dividends and $100 million, or 3.6 million shares, in share repurchases
◾	Maintained strong liquidity of approximately $1.6 billion at December 31, 2025, including cash and undrawn RCF capacity
◾

Progressed efforts to further strengthen the Company’s financial position, including upsizing the senior unsecured revolving credit facility from $1.35 billion to $2.00 billion and refinancing notes due in 2027 and 2028 through issuance of $500 million in 6.500% senior notes due 2034

ii   MURPHY OIL CORPORATION

Financial

 $1.2 BN

Approximate net cash provided by continuing operations activities (including noncontrolling interest)

 $301.3 MM

of free cash flow[2,3], with the majority returned to shareholders through quarterly dividends and share buybacks

Operations

 182,000

barrels of oil equivalent per day produced with ~87 thousand barrels of oil per day

 715 MM

barrels of oil equivalent of proved reserves, with 103% total reserve replacement and a reserve life index of approximately 11 years

Onshore

Eagle Ford Shale

•	Lowered Eagle Ford operating expenses by 30% year-over-year given ongoing cost saving measures
•	Achieved 7% year-over-year reduction in drilling costs while delivering the highest-performing Eagle Ford wells in Company history at Karnes and Catarina

Canada

•	Drilled the longest laterals in Company history at both Tupper Montney and Kaybob Duvernay
•	Maintained the Tupper Montney West plant at full capacity for five consecutive months

Offshore

U.S. Gulf of America

•	Produced 63 MBOEPD in FY 2025

Canada

•	Produced 7 MBOEPD in FY 2025

Vietnam

•	Progressed the Lac Da Vang (Golden Camel) field development project, with first oil on track for fourth quarter 2026

Exploration

Vietnam

•	Announced oil discoveries at the Lac Da Hong-1X (Pink Camel) and Hai Su Vang-1X (Golden Sea Lion) exploration wells in Vietnam

•	Drilled the highly successful appraisal well Hai Su Vang-2X (Golden Sea Lion) which encountered 429 feet of net oil pay without reaching an oil-water contact

Côte d’Ivoire

•	Commenced three-well exploration program, two of the wells were drilled with non-commercial results, and the third is underway

U.S. Gulf of America

•	Drilled oil discoveries at Cello #1 and Banjo #1[1]

1.	Cello #1 and Banjo #1 completed operations and were announced as discoveries in early 2026
2.

Free cash flow is calculated as net cash provided by continuing operations activities (including noncontrolling interest) and before noncash working capital changes, less property additions and dry hole costs

3.	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric

2026 PROXY STATEMENT   iii

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy

Forward-Looking Statements and Risks

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company’s ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this report. Each forward-looking statement contained in this report speaks only as of the date of this report. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

iv   MURPHY OIL CORPORATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 13, 2026. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 27, 2026. The complete mailing address of the Company’s principal executive office is 9805 Katy Freeway, G-200, Houston, Texas 77024. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

2026 PROXY STATEMENT   v

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, COMPRISED AND EVALUATED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE **"FOR"** EACH OF THE PERSONS NOMINATED.

2026 PROXY STATEMENT 1

 Who We Are

This proxy statement provides detailed information on a wide range of topics. Of all the matters presented for your vote, one of the most important is who you, our investors, elect to serve on our Board of Directors.

For that reason, we begin with information about our directors, including who they are, how they are selected and elected, how they govern and are governed, how they are compensated, and how you can communicate with them.

As you review the pages that follow, you will see that our Board’s composition reflects the Company’s strategic and operational priorities, as well as our personal and corporate values. Our directors collectively bring experience and perspectives that support Murphy’s strategy and long-term performance, including:

•	strong investment expertise, particularly within the energy sector;

•	deep expertise in land management;

•	relevant onshore and offshore operational success;

•	experience across large and small, domestic and international energy companies;

•	scientific, legal, financial and related credentials; and

•	a deep appreciation for the Company’s heritage and a long-term shareholder perspective that supports Murphy’s integrity and long-term success.

COMPOSITION OF THE BOARD

2   MURPHY OIL CORPORATION

Board Committees

•

None

Other Public Company Directorships

•

Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

•

President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming brings to the Board over four decades of experience in the oil and natural gas industry. He previously served as President and CEO of Murphy and has served on the Boards of two other public companies and one private company in the energy sector. In addition, Mr. Deming has been an advisor to both private firms and government entities in the energy field including serving as Chairman of the National Petroleum Council which provides policy recommendations to the Secretary of Energy. His deep understanding of the energy sector enhances the Board’s collective knowledge of this industry.

Board Committees

•

Audit (Chair)

•

Nominating and Governance

Other Public Company Directorships

•

Oil States International, Inc., Houston, Texas

•

Great Lakes Dredge & Dock Corporation, Chair, Oak Brook, Illinois

Principal occupation or employment

•

President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience at Diamond Offshore Drilling, Inc. as President and director from March 1998; as Chief Executive Officer from May 2008 until his retirement in March 2014; and as Chief Financial Officer from 1989 to 1998, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2026 PROXY STATEMENT   3

 Who We Are

Board Committees

•

Audit

•

Compensation

•

Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

•

Adams Resources & Energy, Inc., Houston, Texas, until January 2025

Principal occupation or employment

•

Senior Vice President, Deputy General Counsel and Corporate Secretary, American Airlines, an airline holding company, since August 2024

•

Partner, O’Melveny & Meyers LLP, an international law firm, from April 2022 to August 2024

•

Partner, Locke Lord LLP, from 2008 to April 2022

Ms. Earley is currently the Senior Vice President, Deputy General Counsel and Corporate Secretary at American Airlines, a leading global airline that offers thousands of flights daily to more than 350 destinations in more than 60 countries. Ms. Earley was previously a Partner at the law firm of O’Melveny & Meyers LLP, where she served from April 2022 until August 2024 and Locke Lord LLP, where she joined in 1998 and served as a Partner from 2008 until 2022. Ms. Earley has extensive experience in mergers and acquisitions, as well as securities regulation and offering matters and routinely advises boards of directors on corporate governance topics. She brings to the Board expertise in legal matters and corporate governance.

Board Committees

•

None

Other Public Company Directorships

•

None

Principal occupation or employment

•

President and Chief Executive Officer since January 2025; President and Chief Operating Officer from February 2024 to December 2024; Executive Vice President, Operations from 2020 to 2024 and Executive Vice President, Onshore from 2018 to 2020

Mr. Hambly is the President and Chief Executive Officer of Murphy Oil Corporation, bringing more than 25 years of leadership and technical expertise to the Board. Since joining Murphy in 2006, he has been instrumental in driving the success of the Company’s global exploration and operations. With his strong execution ability and robust subsurface expertise, he has played a significant role in the Company efficiently developing offshore assets in the Gulf of America and Malaysia, as well as onshore properties in the U.S. and Canada. Mr. Hambly began his Murphy career in the Corporate Reserves department and steadily advanced through roles of increasing responsibility across the Company’s portfolio. He was promoted to Executive Vice President, Operations in 2020 and assumed the position of President and Chief Operating Officer in 2024.

4   MURPHY OIL CORPORATION

Board Committees

•

Audit

•

Health, Safety, Environment and Corporate Responsibility (Chair)

•

Nominating and Governance

Other Public Company Directorships

•

None

Principal occupation or employment

•

President, Inglewood Plantation, LLC, from 2014 to 2022, retired December 2022

Ms. Keller served as the President of Inglewood Plantation, LLC and was responsible for the development of strategic vision and oversight of operations for the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

Board Committees

•

Finance (Chair)

•

Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

•

Murphy USA Inc. (Chair), El Dorado, Arkansas

Principal occupation or employment

•

President, The Murphy Foundation

•

Owner, The Sumac Company, LLC

•

Owner, Arc Vineyards

•

Owner, Presqu’ile Winery

Mr. Murphy served at Murphy Oil Corporation in several capacities from 1980 including as Vice President of Planning and Treasurer from 1988-1990; Chief Financial and Administrative Officer from 1990-1994; and Chair of the Board from 1994 to 2002. This background, along with his current membership on the Board of Directors of Murphy Oil and Chairmanship of Murphy USA, together with his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

2026 PROXY STATEMENT   5

 Who We Are

Board Committees

•

Compensation

•

Finance

•

Nominating and Governance (Chair)

Other Public Company Directorships

•

None

Principal occupation or employment

•

President and Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, from 1998 until 2021, retired December 2021

•

Chair of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

Board Committees

•

Compensation

•

Finance

•

Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

•

None

Principal occupation or employment

•

Retired, Vice President, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 45 years of experience in the energy industry including 15 years as Vice President - Global Exploration for Chevron from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and natural gas operations and energy policy. His experience includes a position in the Office of Energy Efficiency and Renewable Energy at the U.S. Department of Energy. He holds degrees in geology.

6   MURPHY OIL CORPORATION

Board Committees

•

Compensation (Chair)

•

Finance

•

Nominating and Governance

Other Public Company Directorships

•

Kinetik Holdings Inc., Houston, Texas

•

Public Service Enterprise Group Inc., Newark, New Jersey

Principal occupation or employment

•

Retired, Senior Executive, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

Board Committees

•

Audit

•

Finance

Other Public Company Directorships

•

None

Principal occupation or employment

•

Founder and CEO of Artemis Energy Partners, an investing and advisory platform focused on companies involved in the global energy markets, since 2023

•

Retired, Founder and CEO of Tudor, Pickering, Holt & Co., from 2007 to 2022

Mr. Tudor is the Founder and CEO of Artemis Energy Partners, an investing and advisory platform shaping the future of the industry. With decades of experience at the intersection of finance, energy, and policy, he has played a pivotal role in guiding strategic investments and fostering innovation across the sector. As the retired Founder and CEO of Tudor, Pickering, Holt & Co. and a former partner at Goldman Sachs, where he helped lead the firm’s worldwide energy practice, Mr. Tudor brings to the Board unparalleled expertise in energy investment, market strategy, and corporate leadership.

2026 PROXY STATEMENT   7

How We Are Selected,

Comprised and Evaluated

Diversity

The Board believes it is important for directors to possess a diverse array of attributes, backgrounds, perspectives, skills, and achievements. When considering new candidates, the Nominating and Governance Committee, with input from the Board, adopts criteria for Board membership which considers important characteristics, such as sound judgment, professional ethics, practical wisdom and integrity. The Nominating and Governance Committee, when searching for nominees for directors, includes a range of perspectives in the pool of candidates. In addition, as stated in the Company’s Corporate Governance Guidelines, the Company endeavors to have a board representing diverse experience at the policy-making levels in business areas that are relevant to the Company’s global activities. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

SKILLS AND EXPERTISE

EXPERIENCE

Former CEO	●	●			●		●			●

Senior Management/Corporate Culture	●	●	●	●	●	●		●	●

Accounting/Audit		●			●	●		●	●

Finance/Banking			●			●	●		●	●

Corporate Governance	●	●	●		●	●	●		●

Law	●		●				●

Government Relations/Public Policy	●	●	●			●		●	●

Industry	●	●	●	●		●	●	●	●

Operations		●		●		●		●	●

Environment, Health & Safety	●	●	●	●	●	●	●	●	●

Business Development & Corporate Strategy	●	●		●	●	●	●	●	●	●

Human Capital/Compensation	●	●			●	●	●	●	●

Risk Management		●		●		●		●

International Business	●	●		●		●		●	●

Climate	●				●			●		●

Cybersecurity/Digital/Technology	●								●

8   MURPHY OIL CORPORATION

2026 PROXY STATEMENT   9

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive the required vote for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the ten nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees were elected at the last Annual Meeting of Stockholders.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors, other than Mr. Hambly, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

Mr. Deming, the independent Chair of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

10   MURPHY OIL CORPORATION

How We Are

Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

Mr. Deming serves as the Chair of the Board as an independent director. Mr. Hambly is the Company’s President and Chief Executive Officer. Along with the Chair of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight, and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chair and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, including related risks. Further, the Company provides continuing education to our Board on topics that assist in the execution of their duties. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and the Company’s key human capital management strategies. The Audit Committee is responsible for oversight of certain risks, including financial, cybersecurity, information security, and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. In addition, the Company maintains property and casualty insurance coverage that may cover damages caused as a result of a cybersecurity event. The Finance Committee works in concert with the Audit Committee on certain aspects of risk management, including hedging and foreign exchange exposure. The Nominating and Governance Committee, in its role of assessing the overall corporate governance structure of the Company and reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health, Safety, Environment and Corporate

Responsibility Committee oversees management of risks associated with environmental, health and safety issues. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

Committees

The standing Committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee, the Health, Safety, Environment and Corporate Responsibility Committee, and the Nominating and Governance Committee.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to risk oversight, including cybersecurity, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2025, the Board designated Mr. Dickerson as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Compensation Committee oversees the compensation of the Company’s executives and directors, administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors, administers the Company’s Compensation Recoupment Policy, and reviews the Company’s key human capital management strategies. The Compensation Discussion and Analysis section contains additional information about the Compensation Committee. In carrying out its duties, the Compensation Committee has direct access to independent compensation consultants to assist them.

2026 PROXY STATEMENT   11

All of the members of the Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Finance Committee assists the Board of Directors on matters relating to the financial strategy, liquidity position and financial policies and activities of the Company. In addition, the Finance Committee reviews and makes recommendations with respect to the Company’s capital structure, major capital projects and any dividend or share repurchase programs. The Finance Committee also works in consultation with the Audit Committee on the Company’s risk management strategy, including hedging and foreign exchange exposure.

The Health, Safety, Environment and Corporate Responsibility Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s response to laws and regulations as part of the Company’s business strategy and operations. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety, and the environment. Consideration of evolving matters regarding the climate, responsible business conduct and the community, as well as the review of the Company’s sustainability reports, is also within the purview of this Committee. To supplement the expertise of the Committee (as well as the full Board) and assist the Committee in the discharge of its duties, the Company regularly brings in outside subject matter experts and also continuously briefs the Committee on current and developing issues relevant to the Company’s business. The Committee has benefited from the Company’s involvement with groups such as the International Petroleum Industry Environmental Conservation Association (Ipieca) and sponsorship of initiatives like the Massachusetts Institute of Technology (MIT) Center for Sustainability Science and Strategy (previously named the MIT Joint Program on the Science and Policy of Global Change), which keeps abreast of emerging issues with respect to climate change.

The Nominating and Governance Committee identifies and recommends potential Board members, recommends to the Board the slate of directors nominated for selection at the annual meeting, recommends appointments to Board Committees, oversees evaluation of the Board’s performance, and assesses and makes recommendations concerning the overall corporate governance structure of the Company, including proposed changes to the Corporate Governance Guidelines of the Company. The Committee also oversees the Company’s lobbying activities and political spending, and reviews current and emerging governance trends, issues and concerns that may affect the Company’s business, operations, performance, or reputation. All of the members of the Nominating and Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Committee’s Charter and in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend Board candidates for consideration by the Nominating and Governance Committee should address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

All Committee Charters, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the Ethical Conduct for Executive Management, are available on the Company’s website at: https://ir.murphyoilcorp.com/corporate-governance/ governance-documents and https://ir.murphyoilcorp.com/ corporate-governance/ethical-conduct-executive management. The information on the website is not deemed part of this proxy statement and is not incorporated by reference.

Board and Committee Evaluations

Our Board of Directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chair of the Board and the Chair of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chair to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chair for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own performance through self-evaluation, but the Nominating and Governance Committee is charged with evaluating the adequacy of the entire process. Thus, each year, the Nominating and Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

12   MURPHY OIL CORPORATION

Meetings and Attendance

During 2025, there were six meetings of the Board, five meetings of the Audit Committee, four meetings of the Compensation Committee, four meetings of the Finance Committee, two meetings of the Nominating and Governance Committee and three meetings of the Health, Safety, Environment and Corporate Responsibility Committee. All nominees’ attendance substantially exceeded 75% of the total number of meetings of the Board and committees on which they served. All Board members attended the 2025 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Compensation	Finance	Health, Safety, Environment and Corporate Responsibility	Nominating and Governance

Claiborne P. Deming

Lawrence R. Dickerson	C				M

Michelle A. Earley	M	M		M

Eric M. Hambly

Elisabeth W. Keller	M			C	M

R. Madison Murphy			C	M

Jeffrey W. Nolan		M	M		C

Robert N. Ryan, Jr.		M	M	M

Laura A. Sugg		C	M		M

Robert B. Tudor, III	M		M

C = Chair     M = Member     = Audit Committee Financial Expert

2026 PROXY STATEMENT   13

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides pay into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Compensation Committee (the “Committee”) together with its independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), enhancing the Company’s ability to retain and recruit qualified individuals.

2025 Cash Compensation

The cash component of non-employee director compensation consisted of:

•	Annual Cash Retainer: $90,000

•	Committee Chair Supplemental Retainers:

○	$20,000 for the Chairs of the Audit, Compensation, and Finance Committees

○	$15,000 for the Chairs of all other committees

•	Audit Committee Financial Expert Retainer: $7,000

•	Chair of the Board Supplemental Retainer (Cash Portion): $75,000 (50% of the total $150,000 supplemental retainer)

The Company also reimburses directors for reasonable travel, lodging, and related expenses incurred in connection with attending Board and committee meetings.

Deferral of Cash Compensation

Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”). Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2025 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan. In addition, Directors can elect to receive their cash compensation in the form of deferred restricted stock units, which settle either on (1) termination of service from the Board or (2) a future date selected by the director at the time of their deferral election.

2025 Equity Compensation

The Company maintained the annual equity grant for non-employee directors at a grant date fair value of $200,000, consistent with the Company’s objective of keeping total director compensation aligned with the 50th percentile of its peer group.

On February 5, 2025, each non-employee director received 7,497 time-based restricted stock units (“RSU”), which cliff vest after one year.

In addition, the equity portion of the Chair of the Board’s supplemental retainer totaled $75,000, representing the remaining 50% of the $150,000 supplemental retainer.

Deferral of Equity Compensation

Under the 2021 Stock Plan for Non-Employee Directors (“2021 NED Plan”) and the applicable award agreements, directors may elect to defer settlement of their restricted stock units. In 2025, Mr. Deming, Ms. Earley, Mr. Nolan and Ms. Sugg elected to defer settlement until either (1) termination of service from the Board or (2) on a future date selected at the time of their deferral election.

Charitable Gift Matching Program

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as U.S.-based Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $7,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will match contributions to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

14   MURPHY OIL CORPORATION

2025 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	165,000	[5]	275,058	[5]	—	—	—	7,500	447,558

Lawrence R. Dickerson	117,000		200,020		—	—	—	—	317,020

Michelle A. Earley	90,000		200,020		—	—	—	104	290,124

Elisabeth W. Keller	105,000		200,020		—	—	—	—	305,020

R. Madison Murphy	110,000		200,020		—	—	18,288	30,000	358,308

Jeffrey W. Nolan	99,375	[6]	200,020		—	—	—	30,000	329,395

Robert N. Ryan, Jr.	90,000		200,020		—	—	—	30,000	320,020

Laura A. Sugg	110,000		200,020		—	—	—	15,000	325,020

Robert B. Tudor, III	90,000		200,020		—	—	—	—	290,020

1.

Represents grant date fair value of RSUs awarded in 2025 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note I to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

2.

Each non-employee director receives the same number of RSUs as part of their annual compensation. Outstanding amounts listed below vary due to whether a director has elected to defer settlement of a RSU award or any portion of their cash compensation in the form of deferred RSUs. For further details regarding the number of shares of the Company’s common stock owned by all directors, please refer to the beneficial ownership table on page 45. At December 31, 2025, total RSUs outstanding were:

Restricted Stock Units

Claiborne P. Deming	22,432

Lawrence R. Dickerson	38,817

Michelle A. Earley	29,251

Elisabeth W. Keller	7,497

R. Madison Murphy	7,497

Jeffrey W. Nolan	54,827

Robert N. Ryan, Jr.	7,497

Laura A. Sugg	54,827

Robert B. Tudor, III	7,497

3.

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan. Only Mr. Murphy continues to be eligible for benefits under the plan.

4.

Total reflects charitable contribution matches made by the Company on behalf of directors during fiscal year 2025 pursuant to the Company’s Gift Matching Program. Amounts may relate to director contributions made in the current or prior year.

5.

Mr. Deming elected to receive 100% of his 2025 annual director retainer and cash-based portion of his 2025 Chair retainer in the form of RSUs under the 2021 NED Plan. The remaining equity-based portion of his Chair retainer was awarded in RSUs under the same plan. RSUs that vested on the grant date are included in the Fees Earned or Paid in Cash column because they represent cash compensation delivered in stock. RSUs subject to future vesting are reported in the Stock Awards column at grant date fair value. He elected to defer settlement of these RSUs until termination of Board service or a future date selected at the time of election.

6.	The director elected to defer payment of such amounts under the NED DCP Plan.

2026 PROXY STATEMENT   15

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by virtually attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024 or via email at corporatesecretary@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

16   MURPHY OIL CORPORATION

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2026 PROXY STATEMENT   17

PROPOSAL 2

Advisory Vote To Approve Executive Compensation

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

18 MURPHY OIL CORPORATION

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2025 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers for 2024 with over 94% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2025 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee (the “Committee”) or the Board of Directors. The Board of Directors and the Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2023 Annual Meeting, stockholders voted on an advisory basis regarding the frequency of Say-on-Pay votes and approved holding Say-on-Pay votes on an annual basis. The next advisory vote on our Named Executive Officer compensation will be held at our 2027 Annual Meeting of Stockholders.

2026 PROXY STATEMENT   19

 Compensation

 Discussion and Analysis

Dear fellow Murphy shareholders, employees and stakeholders,

Pay does more than attract, retain, and motivate leaders. Pay reflects a company’s values, its commitment to fairness and accountability, and its focus on building long-term shareholder value.

At Murphy, the Compensation Committee designs Murphy’s executive compensation program with these principles in mind. As described in this Compensation Discussion and Analysis (“CD&A”), our program aligns pay with performance, supports our long-term strategy, and reflects ongoing engagement with our shareholders.

We appreciate the thoughtful feedback we receive from our shareholders and value the perspectives shared through our regular outreach. Ideas from some of this feedback are reflected in the content and layout of the material that follows. This dialogue helps inform our decisions and strengthens our commitment to transparency and alignment with shareholder interests.

On behalf of the Committee and the full Board, thank you for your continued investment in and support of Murphy.

Laura A. Sugg

Chair, Compensation Committee

20   MURPHY OIL CORPORATION

Pay at Murphy:

The Key Facts Right Up Front

Who did we pay?

Murphy Oil Corporation provides employment to 813 people and we support many more jobs via our supply chains and community involvement. While all of our employees’ compensation is important to us, we are required by SEC regulations to report on the compensation of the Company’s Named Executive Officers (“NEOs”) for 2025:

Officers	Age	Years with Murphy	Shares Owned Outright[1]

Eric M. Hambly President & Chief Executive Officer	51	19	413,679

Thomas J. Mireles Executive Vice President & Chief Financial Officer	53	20	197,451

E. Ted Botner Executive Vice President, General Counsel & Corporate Secretary	61	24	235,903

Daniel R. Hanchera Senior Vice President, Business Development	68	19	83,486

Maria A. Martinez Senior Vice President, Human Resources, Administration and Communications	51	15	58,608

1.	Shares of common stock of the Company owned outright as of February 17, 2026. For more information, see section titled “Our Stockholders”.

Alignment / Ownership

Officers	2025 Base Salary	Value of Shares Owned Outright[2]	Guideline-Required Multiple (of base salary)	Multiple Actually Owned (of base salary)

Eric M. Hambly	$950,000	$13,212,907	6x	14x

Thomas J. Mireles	$630,000	$6,306,585	3x	10x

E. Ted Botner	$526,000	$7,534,742	3x	14x

Daniel R. Hanchera	$461,400	$2,666,543	2x	6x

Maria A. Martinez	$440,000	$1,871,940	2x	4x

2.	Value was determined based on the February 17, 2026 closing stock price of $31.94 per share.

What did we pay in 2025?

The total direct compensation (“TDC”) for each of our NEOs in 2025 was:

·	$7,191,378 for Eric M. Hambly

·	$3,834,149 for Thomas J. Mireles

·	$2,450,612 for E. Ted Botner
·	$1,707,693 for Daniel R. Hanchera

·	$1,323,881 for Maria A. Martinez

Each NEO’s pay was comprised of a base salary (cash), a cash-based Annual Incentive Plan (“AIP” or bonus) opportunity, and stock-based long-term incentive (“LTI”) compensation opportunity, each reflecting what is consistent with our goals and values, as described in more detail in the pages that follow.

Note: For more information on the “Committee’s Compensation Oversight and Processes” and “Factors Influencing Our Pay Designs and Decision Making”, see pages 32 and 33.

2026 PROXY STATEMENT   21

As Murphy enters its 76th year since incorporation and celebrates 65 years on the New York Stock Exchange in 2026, the Company continues to uphold its founding family values and its long-standing belief in aligning pay with sustainable, long-term performance.

CEO PAY ALIGNED WITH PERFORMANCE
CEO Target and Realizable Pay vs. Total Shareholder Return (2021 - 2025)
Compensation ($MM)
Murphy TSR
$16
$14
$12
$10
$8
$6
$4
$2
$0
$400
$350
$300
$250
$200
$150
$100
$50
$0
221
372
380
278
302
Target
Realizable
2021
2022
2023
2024
2025
Base Salary
Annual Incentive
Equity Incentives
Murphy TSR

	Base Salary	Annual Incentive	Equity Incentives

Target Compensation	✓	Target opportunity	Approved LTI target value of awards granted during each year

Realizable Compensation[1]	✓	Actual bonus paid	Value of awards granted during each year based on year-end stock price

1.	Realizable compensation for 2021, 2022 and 2023 includes the year-end value of performance units adjusted for actual performance over the full three-year performance period.

Note: the amounts shown above for 2025 reflect the target and realizable compensation for our current President & CEO, Eric M. Hambly. Amounts shown from 2021 through 2024 reflect pay the compensation of our former CEO.

What major pay changes did we make in 2025?

None. Our focus was on stability—no sudden or too frequent changes:

·	No new large grants or sudden pay increases unaligned with performance

·	No introduction of novel metrics or pay categories

·	No lowering of performance targets or use of discretion to increase realized amounts

·	No change to our pay or engagement calendars or practices

22   MURPHY OIL CORPORATION

Pay Elements:

What We Designed, Targeted and Paid

2025 Compensation Structure

·	NEO compensation is targeted in the middle range of our competitive market

·	Annual bonus is tied to pre-determined financial and operational performance goals

·

Long-term compensation is comprised of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) delivered via awards that are performance-based in both absolute and relative terms

·	In combination with base salary, our incentive compensation programs provide a majority of NEO compensation in a form that is at-risk and performance-based:

	CEO	Other NEOs (Average)

Portion of cash compensation (salary + target bonus) that is based on annual performance goals	56%	46%

Portion of TDC that is tied to specific performance criteria	69%	61%

Portion of TDC that is based directly on long-term growth in value per share	72%	61%

Portion of TDC at risk for financial performance, stock price performance, and continued employment	87%	79%

2025 Peer Group

Meridian provides the Compensation Committee with analyses of compensation trends and market data for the oil and natural gas industry, including data from a select group of comparator companies. For 2025, based on Meridian’s recommendation, the Committee approved the use of two distinct peer groups for executive compensation purposes; a compensation benchmarking peer group and a relative total shareholder return (“TSR”) peer group.

The Committee believes that using separate peer groups provides a more appropriate framework for compensation benchmarking and performance measurement. The compensation benchmarking peer group consists of companies selected based on relative financial size and operational complexity and accurately reflects the market in which Murphy competes for executive and management talent, given the Company’s diversified asset portfolio of onshore, offshore, and international operations.

The TSR peer group is used solely for performance measurement and includes a broader set of exploration and production companies. The TSR peer group also includes the SPDR S&P Oil & Gas Exploration & Production ETF (XOP) to reflect industry performance more broadly.

2026 PROXY STATEMENT   23

The 2025 peer groups are listed below:

Company/Index	Compensation Benchmarking	Relative TSR Measurement	Valuation		Total Shareholder Return			Returns
			Market Cap ($BN)	EV ($BN)	1 Yr.	3 Yr.	10 Yr.	Dividend Yield

APA Corporation (APA)	X	X	$8.7	$13.8	11.4%	(41.6%)	(29.6%)	4.1%

Chord Energy Corporation (CHRD)		X	$5.3	$6.2	(16.4%)	(17.4%)	N/A	5.6%

Devon Energy Corporation (DVN)	X	X	$23.0	$30.2	15.0%	(32.8%)	64.8%	2.6%

Diamondback Energy, Inc. (FANG)		X	$43.1	$63.5	(5.6%)	24.6%	190.8%	2.7%

EOG Resources, Inc. (EOG)	X	X	$57.0	$61.6	(11.4%)	(9.4%)	101.5%	3.9%

Expand Energy Corporation (EXE)		X	$26.3	$30.8	14.3%	29.8%	N/A	2.1%

Kosmos Energy Ltd. (KOS)	X	X	$0.4	$3.3	(73.5%)	(85.7%)	(81.7%)	N/A

Magnolia Oil and Gas Corporation (MGY)	X	X	$4.1	$4.3	(3.9%)	(0.0%)	N/A	2.7%

Matador Resources Company (MTDR)	X	X	$5.3	$9.0	(22.3%)	(21.6%)	129.1%	3.5%

Ovintiv Inc. (OVV)	X	X	$9.9	$16.1	(0.3%)	(15.9%)	91.1%	3.1%

Permian Resources Corporation (PR)		X	$10.5	$14.0	1.8%	68.3%	N/A	4.3%

Range Resources Corporation (RRC)	X	X	$8.4	$9.7	(1.1%)	45.3%	52.3%	1.0%

SM Energy Company (SM)	X	X	$2.1	$4.7	(49.7%)	(42.1%)	6.6%	4.3%

Talos Energy, Inc. (TALO)	X	X	$1.9	$2.9	13.5%	(41.6%)	N/A	N/A

SPDR S&P Oil & Gas Exploration & Production ETF (XOP)		X	N/A	N/A	(2.2%)	0.3%	26.2%	2.9%

Median			$8.5	$11.8	(2.2%)	(15.9%)	58.6%	3.1%

Murphy Oil Corporation (MUR)			$4.5	$6.4	8.7%	(18.9%)	100.2%	4.2%

Percentile			29th	36th	73rd	40th	70th	77th

Civitas Resources and Coterra Energy were included in the 2025 TSR peer group; however, in light of recently announced merger transactions affecting both companies, they have been removed.

In addition to these peers, the Committee uses Meridian and Mercer U.S. Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s peer group in establishing pay levels for the CEO and the other NEOs.

24   MURPHY OIL CORPORATION

Base Salary

·	Our starting point is the mid-range of the competitive market pay

·	We adjust this target both higher and lower based on each NEO’s duties and responsibilities, prior experience, job performance, company performance, job and company tenure, and marketplace trends

In February 2025, the Committee approved adjustments in each NEO’s base salary from the 2024 base. These adjustments are set forth in the table below:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Adjustment for 2025

Eric M. Hambly	$650,000	$950,000	46%[1]

Thomas J. Mireles	$600,000	$630,000	5%

E. Ted Botner	$505,700	$526,000	4%

Daniel R. Hanchera	$447,900	$461,400	3%

Maria A. Martinez	$402,700	$440,000	9%[2]
1.	This amount reflects a base salary adjustment effective January 1, 2025, in connection with Mr. Hambly’s appointment as President and Chief Executive Officer.
2.

This amount reflects base salary adjustments effective February 4, 2025, applicable to all NEOs other than the CEO (as described above), and an additional adjustment effective August 16, 2025, in connection with Ms. Martinez’s appointment as Senior Vice President.

Annual Incentive Plan or Bonus

·

Annual incentive awards are designed to attract, retain, and reward NEOs with competitive incentive opportunities that reward sustainable, safe and profitable performance, that benefits our stakeholders and contributes to long-term value growth for our shareholders

·	Our starting point for each NEO’s AIP is the mid-range of market pay levels

For 2025, the Committee maintained the annual incentive targets for Messrs. Mireles, Botner and Hanchera at the same percentages as 2024. We adjusted the targets for Mr. Hambly and Ms. Martinez to keep their targets in the mid-range for peers and for Ms. Martinez to further recognize growth in her role.

Named Executive Officer	2024 Annual Incentive Target (As % of Base Salary)	2025 Annual Incentive Target (As % of Base Salary)

Eric M. Hambly	100%	125%[1]

Thomas J. Mireles	100%	100%

E. Ted Botner	80%	80%

Daniel R. Hanchera	80%	80%

Maria A. Martinez	60%	70%[2]
1.	Mr. Hambly was appointed as President and Chief Executive Officer effective January 1, 2025.
2.	Ms. Martinez was promoted to Senior Vice President effective August 16, 2025.

2026 PROXY STATEMENT   25

For 2025, the AIP’s performance metrics and weightings were:

Metric	Weighting		Rationale

FINANCIAL

Return on Average Capital Employed (ROACE)[1] AIP Free Cash Flow (FCF)[2] Lifting Costs[3]	30 25 25	% % %	These financial goals focus on cost management and financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.

HEALTH, SAFETY, & ENVIRONMENT

Total Recordable Incident Rate (TRIR)[4]	5%		Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Spill Rate[5]	5%		Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations, including asset integrity.

Greenhouse Gas (GHG) Emissions Intensity	5%		Inclusion of a GHG metric reflects the Company’s belief that environmental stewardship and sustainability are inextricably linked to financial sustainability.

Sustainability Basket[6] Methane Emissions Intensity Water Recycling Ratio Severe Injuries or Fatalities (SIF) Rate Preventable Vehicle Incident Rate (PVIR)	5%		The sustainability basket includes factors that support safe, durable and responsible long-term performance.

1.

ROACE is calculated by dividing the Company’s EBITDA for fiscal year 2025 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two (EBITDA/Average Capital Employed (“ACE”)). EBITDA and ACE may be adjusted for items which affect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

2.

AIP Free Cash Flow, for the purpose of compensation, is an internal management metric and is calculated as “accrual basis” operating cash flow less “value of work done” capital expenditures and may be adjusted for certain items to ensure fair comparability to target.

3.

Lifting Costs, for the purpose of compensation, is an internal management metric and is calculated as the sum of lease operating expenses excluding offshore workovers, transportation gathering and processing expense, and severance and ad valorem expense, divided by total sales volumes, and may be adjusted for certain items to ensure fair comparability to target.

4.	Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.
5.

Defined as the hydrocarbon spill volume, as defined under International Association of Oil & Gas Producers (IOGP), greater than one barrel per million BOEs produced. Like TRIR, the lower the spill rate, the better our environmental performance.

6.	Individual metrics are evenly weighted.

PERFORMANCE TARGETS AND GOAL-SETTING PROCESS

The Company maintains its annual incentive program for NEOs and other executives and key employees under the AIP. For 2025, the Committee considered the potential impact of three drivers that could increase performance headwinds and adjusted target performance levels in the same direction to maintain the same level of challenge as in prior years:

·  Commodity price environment: The impact of projected oil and natural gas prices on the Company’s business. Lower commodity prices reduce the price at which we can sell the products we produce, and lower projected prices for 2025 led to lower projected ROACE and Free Cash Flow for the year. During 2025, worldwide oil prices continued to decline from 2022 peak levels.

·  Macroeconomic environment: The anticipated impact of inflation on the Company’s business. For 2025, we modified our measure of cost management, removing G&A expense, and focusing on Lifting Costs as a measure of our ability to operate efficiently. Inflation increases the price of goods and services we use in our exploration and production operations. Despite expectations for continued inflation in 2025, our Lifting Cost goal was set at a lower (more challenging) level than 2024.

Oil Price - 2022 to 2025
$120
$110
$100
$90
$80
$70
$60
$50
01/2022
01/2023
01/2024
01/2025

·  Strategic and operating plan for 2025: Target performance metrics were also determined following an assessment of the Company’s planned activities for the year. These activities for 2025 included an increased focus on longer-cycle projects including worldwide exploration and offshore field development projects in the U.S. and Vietnam. These important projects are critical to the long-term sustainability of our business and require significant near-term capital investment. However, they do not deliver free cash flow in the year of investment, lowering expectations for Free Cash Flow and ROACE during 2025.

Accounting for these considerations, the goals set for 2025 were at least as challenging as those set for 2024.

26   MURPHY OIL CORPORATION

The following table summarizes the performance metrics, respective weighting of performance metrics, threshold, target and maximum performance levels and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive award for 2025. Based on the Company’s 2025 performance versus the goals originally established in February 2025, the AIP generated a payout of 111.5% of target for the NEOs.

2025 AIP Metrics and Results

Metric	Weighting	Threshold	Target	Maximum	Actual Result	Payout Achieved	Weighted Payout

Financial

ROACE	30%	19.6%	25.1%	33.2%	20.4%	57%	17.1%

AIP Free Cash Flow	25%	$137 MM	$479 MM	$946 MM	$245 MM	66%	16.5%

Lifting Costs	25%	15.72	14.52	13.39	12.97	200%	50.0%

Health, Safety & Environment

TRIR	5%	0.36	0.22	0.00	0.24	93%	4.7%

Spill Rate (bbls per MMBOE)	5%	4.50	2.25	0.00	1.21	146%	7.3%

GHG Emissions Intensity (metric ton CO2e per MMBOE)	5%	13,200	12,200	11,200	9,824	200%	10.0%

Sustainability Basket[1]	5%					118%	5.9%

Methane Emissions Intensity (metric ton CH4 per MMBOE)			64.5		60.8

Water Recycling Ratio			17.0%		16.2%

Severe Injuries or Fatalities (SIF) Rate			0.12		0.18

Preventable Vehicle Incident Rate (PVIR)			1.13		1.02

Total							111.5%
1.	Individual metrics are evenly weighted.

AIP payouts are set forth in the table below:

Named Executive Officer	2025 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Award (Base Salary Multiplied by Target Bonus Percentage)	Earned Award (111.5% of Target)

Eric M. Hambly	$950,000	125%	$1,187,500	$1,324,063

Thomas J. Mireles	$630,000	100%	$630,000	$702,450

E. Ted Botner	$526,000	80%	$420,800	$469,192

Daniel R. Hanchera	$461,400	80%	$369,120	$411,569

Maria A. Martinez	$440,000	70%	$308,000	$343,420

2026 PROXY STATEMENT   27

Long-term Incentive Compensation

Plan and grant amounts. Our 2025 Long-Term Incentive Plan (“2025 LTI Plan”) enables us to adapt to changing opportunities and circumstances by authorizing a variety of LTI awards, in addition to our RSUs and PSUs, including:

·	stock options

·	stock appreciation rights

·	performance shares

·	phantom units

·	dividend equivalents

·	other stock-based incentives

The goal of our 2025 LTI program is to align management with owners to grow long-term value per share.

Although the 2025 LTI Plan authorizes a broad range of award types, only time-based and performance-based restricted stock units were granted in 2025.

The Company granted 1,120,580 shares under the previous 2020 Long-Term Incentive Plan as full value awards and 12,650 shares as full value awards under the 2025 LTI Plan in 2025; this was 0.79% of our shares outstanding. Under the 2025 LTI Plan, there are 3,872,350 shares available for future awards as of December 31, 2025.

	2025	2024	2023	2022	2021

PSUs granted	657,730	536,900	409,160	595,700	1,156,800

RSUs granted	475,500	686,250	499,220	343,400	385,600

Total shares granted	1,133,230	1,223,150	908,380	939,100	1,542,400

·	Our starting point for annual LTI grants is the mid-range of competitive market pay

·	Mid-range levels are then adjusted to reflect Company and individual performance, internal review, number of grant shares available and grants’ potential dilutive effects

Our 2025 Long-term Incentive Mix

The Company grants a majority of NEO long-term incentive value in the form of PSUs that are earned based on performance over a three-year period. In 2025, LTI awards of 75% PSUs and 25% RSUs were awarded to Messrs. Hambly, Mireles and Botner. LTI awards of 60% PSUs and 40% RSUs were awarded to Mr. Hanchera and Ms. Martinez.

Named Executive Officer	Number of Time-Based Restricted Stock Units[1,2]	Number of Performance-Based Restricted Stock Units[1,2]

Eric M. Hambly	51,960	155,890

Thomas J. Mireles	26,460	79,390

E. Ted Botner	15,400	46,190

Daniel R. Hanchera	13,860	20,790

Maria A. Martinez	9,240	13,860
1.	Grant date fair values are listed in the 2025 Grants of Plan-Based Awards Table

2.	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date, subject to continued service through such date

28   MURPHY OIL CORPORATION

Our RSUs

Our RSUs’ ultimate value depends on our stock price performance, not just the passage of time.

RSUs generally vest on the third anniversary of their grant date.

·	Dividend equivalents accrue during the vesting period and pay out only if the underlying RSUs vest

·	RSUs do not convey voting rights

Our PSUs

2025 PSU Performance Goals

Since 2020, our PSU awards have been earned based upon a combination of 80% relative TSR and 20% ROACE. For 2025 grants, the applicable three-year performance measurement period is 2025–2027, and we established the below described performance goals and targets for each measure.

Relative TSR (80% weight)

Based on the advice and recommendation of Meridian, the Committee has established our TSR performance targets to be appropriately rigorous considering:

·

Competitive practice: A majority of our benchmarking peer companies that disclose their relative TSR performance targets for PSU awards set the target performance at the 50th percentile. Furthermore, our plan design requires relative TSR performance at the 90th percentile to achieve maximum payout, which reflects a rigorous performance standard consistent with peer group practice, reinforces a pay-for-performance philosophy, and ensures that shareholders’ interests are prioritized by awarding maximum payouts only for truly exceptional performance relative to peers.

·

Our pay philosophy: We target pay opportunities at the median of the market. Under our AIP, executives have target incentive opportunities set around the median of the competitive market, and they earn 100% of that target opportunity in return for achieving at least median performance against our peers.

For the PSUs granted to our NEOs in 2025, TSR will be measured over the 2025-2027 performance measurement period using the performance goals below. Performance between threshold and target, and between target and maximum are calculated using straight line interpolation.

Performance Level	3-Year TSR Percentile Rank	Payout (% of target units)	Payout capped at 100% if TSR is negative over the performance measurement period
Maximum	90th percentile or higher	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	Below 25th percentile	0%

The TSR peer group approved for purposes of measuring relative TSR in connection with our 2025 PSU awards is listed below. For 2025, the Committee added Chord Energy, Expand Energy, Diamondback Energy, and Permian Resources. Civitas Resources and Coterra Energy had also been included in the 2025 TSR peer group; however, following recently announced merger transactions involving these companies, both have been removed.

APA Corporation	Expand Energy	Permian Resources

Chord Energy Corporation	Kosmos Energy	Range Resources

Devon Energy	Magnolia Oil and Gas	SM Energy

Diamondback Energy	Matador Resources	Talos Energy

EOG Resources	Ovintiv	XOP Index

2026 PROXY STATEMENT   29

We determine TSR by adding stock price appreciation (or reduction) per share and any dividends per share assumed to be reinvested during the Performance Measurement Period (“PMP”) and dividing the total by the beginning stock price per share.

·	For this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding the last month of the PMP.

·

The number of shares granted, issued, retainable and/or vested under a PSU award on account of personal or financial performance, may, to the extent specified in the applicable award agreement, be reduced at the Committee’s sole discretion.

ROACE (20% weight)

ROACE is calculated as EBITDA divided by ACE and is measured as the average annual result over the three-year performance measurement period.

The Committee has established, as recommended by Meridian, our ROACE performance targets to be appropriately rigorous considering:

•

Multi-year business planning: Targets are aligned with our board-approved multi-year business plan and three-year strip commodity price expectations at the start of each performance period. As noted previously, lower expected commodity prices reduce the price at which we expect to sell the oil and gas we produce, and put downward pressure on projected ROACE performance.

•

Strategic investment focus: As an offshore explorer and developer, we prioritize longer-cycle investments that are essential to sustaining and growing our unique, advanced portfolio. Depending on the expectations built into our multi-year strategic plan regarding specific basins, commodity mix, and development projects, our ROACE goals may be higher or lower in comparison to annual or multi-year achievement from prior performance periods. For example, expectations for investment in significant new offshore projects with anticipated returns extending beyond a three-year performance period can put downward pressure on projected ROACE performance for awards granted in the current year. However, our forward-looking goals are always set at challenging levels considering these factors.

•

Focus on value creation: Regardless of commodity price or capital investment expectations from our business plan, we set our performance targets above the Company’s estimated weighted average cost of capital (WACC) over the performance period. This ensures that payouts under the ROACE portion of the PSU awards are earned only when management creates true shareholder value, regardless of broader market conditions.

For the PSUs granted to our NEOs in 2025, ROACE will be measured over the 2025–2027 performance measurement period using the performance goals below. Performance between threshold and target, and between target and maximum, will be determined using straight-line interpolation.

Performance Level	3-Year Average ROACE	Payout (% of target units)
Maximum	35% or higher	200%
Target	28%	100%
Threshold	21%	50%
Below Threshold	Below 21%	0%

30   MURPHY OIL CORPORATION

2023-2025 PSU Payout

Our 2023 PSU awards were earned based upon a combination of relative TSR (80% weight) and ROACE (20% weight). Based upon performance, these awards paid out at 80% of target. The table below provides a summary of how this performance payout was calculated:

Metric	Performance Goals			Results	Payout (% of target)		Weight		Weighted Payout
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)

Relative TSR[1]	25th percentile	50th percentile	90th percentile	50th percentile (66.6%tile)	100.0%[2]	x	80.0%	=	80.0%

ROACE	27.0%	33.7%	40.4%	23.9%	0.0%	x	20.0%	=	0.0%

TOTAL									80.0%

1.

For a description of the peer group used to determine relative TSR performance for the 2023 PSU awards, please refer to page 22 of our 2024 Annual Proxy Statement filed with the Securities and Exchange Commission on March 21, 2024.

2.	Payout capped at 100% because absolute TSR was negative for the performance period.

Named Executive Officer	PSUs Granted in 2023	Payout (80% of Target)	PSUs earned (excluding dividends)

Eric M. Hambly	39,860	80%	31,888

Thomas J. Mireles	39,860	80%	31,888

E. Ted Botner	18,030	80%	14,424

Daniel R. Hanchera	11,090	80%	8,872

Maria A. Martinez	4,850	80%	3,880

Employee Benefits

Our NEOs are eligible for the same usual and customary employee benefits available to all of our employees including:

·	Thrift savings 401(k)

·	Life insurance

·	Accidental death and dismemberment insurance

·	Medical and dental insurance

·	Vision insurance

·	Long-term disability insurance

·	Company-sponsored pension plan

We also provide an unfunded Supplemental Executive Retirement Plan or SERP for those highly compensated employees who are restricted by tax law from otherwise fully participating in qualified pension and defined contribution (thrift) plans. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. We offer no other deferred compensation alternatives to our NEOs.

No perquisites have been granted to NEOs and therefore also no tax gross ups on perquisites. The CEO’s years of pension service are based on actual plan service with no additional years credited.

2026 PROXY STATEMENT   31

Compensation

Oversight and Processes

Our Compensation Committee1:

Oversees and approves NEO compensation · The Committee reviews compensation matters throughout the year and takes formal action on these matters at its February meeting

Reviews and approves corporate goals and objectives relevant to NEO compensation and performance

Assesses compensation-related risks

·  By using a report on the topic provided by Meridian

·  By assessing and concluding that identified risks

·  are not reasonably likely to have material adverse effects on the Company

·  are within the Committee’s ability to manage and monitor

Evaluates our CEO’s performance, together with the full Board, and determines CEO compensation based on this evaluation

Considers the performance evaluations and recommendations of the CEO to evaluate the other NEOs

Administers and recommends to the Board for review and approval the Company’s incentive and equity-based compensation plans

Reviews and approves equity grants made pursuant to such approved plans

Reviews and monitors equity grants to ensure compliance with the 500,000-share annual limit on awards granted to any individual, as well as other plan terms and conditions

Takes into account Section 162(m) of the Internal Revenue Code of 1986, as amended, that generally limits the tax deductibility of compensation paid to certain NEOs to $1 MM annually. However, the Compensation Committee has flexibility to pay compensation it believes most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

Periodically reviews the Company’s human capital management strategies, policies and procedures and makes recommendations to the Board concerning them

Has sole authority to retain and terminate any compensation consultant it uses to assist in its evaluation of director, CEO or senior executive compensation

·  The Committee retained Meridian as its consultant

·  Meridian attended 4 Committee meetings in 2025, providing expert information, analysis and recommendations regarding executive and director compensation

·  Meridian did not provide any other consulting services to the Committee or the Company

·  Meridian provided full disclosure of its relationships to the Company in a letter to the Committee

·  These were aligned with the SEC’s Consultant Independence Factors and Meridian’s own Independence Policy

·  These enabled the Committee to determine there are no business or personal relationships between Meridian and the Committee’s members or the Company’s Executive Officers that may create a conflict of interest impairing Meridian’s ability to provide independent advice to the Committee

Has sole authority to approve such consultants’ fees and other retention terms

·  The Committee evaluates annually the performance of any compensation consultants it uses

·  All Meridian invoices were approved by the Committee Chair prior to payment

Can access advice and assistance from internal or external legal, accounting, or other professionals

·  In 2025, Meridian provided the Committee, amongst other insights, with an analysis of general industry, oil and natural gas industry and comparator company trends and compensation data

1.	See prior sections on how the Committee is comprised, governs and is governed

32   MURPHY OIL CORPORATION

Factors Influencing Our Pay Designs
and Decision Making

✓	Peer benchmarking, survey data and input from our independent consultant, Meridian, inform NEO total direct compensation opportunities

✓	Incorporation of risk if performance objectives are not achieved

✓	Rewards for both near-term and long-term success

✓	We cast a wide net for investor input

·	Outreach to shareholders holding ~60% shares outstanding

·	Meetings with shareholders representing ~40% shares outstanding

·	94% support for 2025 say on pay advisory vote

✓	Responsiveness to investor input, including these updates in recent years:

·	Added double-trigger equity acceleration to change-in- control

·	Added reputational harm trigger to supplemental clawback policy

·	Added GHG Emissions Intensity metric to AIP

·	Removed Production metric from AIP

·	Added Free Cash Flow metric to AIP

·	Decreased emphasis on volume-based metrics in AIP

·	Increased emphasis on ESG and financial metrics in AIP

·	Moved to 3-year performance period for PSUs

·	PSU payout capped at target if TSR negative

·	Added ROACE metric to PSU program

✓	Best practice pay governance

·
Our Stock Ownership Guidelines require our executives and directors to hold shares of common stock with a value equal to the specified multiples of base salary, or annual retainer, as indicated below. This program assists in focusing executives and directors on long-term success and shareholder value. Shares owned outright, time-based restricted shares, and shares held through employee benefit plans, are counted towards
this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have five years to satisfy the requirements and must hold all shares received upon vesting of equity awards (net of sha res w
ithheld to pay taxes) until the requirements are met. During 2025, all directors and NEOs were in compliance with the Company’s stock ownership guidelines requiring:

·	5x annual retainer for Company directors
·	6x base salary for CEO
·	3x base salary for EVPs
·	2x base salary for SVPs
·	1x base salary for VPs
·	Consistent timing of annual equity grants, at February Committee meeting except new hires

·
Maintain best practice insider trading policies and procedures governing the purchase, sale and/or other dispositions of our Company’s securities by directors, officers, and employees, as well as the Company itself, that are designed to promote compliance with insider trading laws, rules, and regulations, as well as the NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our annual report on Form
10-K

·
Maintain a mandatory clawback policy in compliance with the Dodd-Frank Act, along with a supplemental clawback policy that allows for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances, including in the event of a financial restatement or actions causing reputational harm

·	No NEO employment agreements except Severance Protection Agreements in case of a qualifying termination occurring within 24 months of a change-in-control

·	Equity awards granted and cash severance benefits are subject to double trigger change in control provisions if a qualifying termination occurs within 24 months of a change-in-control

·	No NEO tax gross ups

·	No dividend payments on unearned per for mance or time-based awards. Dividends that accrue during the relevant performance or service period will be paid solely to the extent the underlying award vests

·
Directors and officers may not pledge Company securities including the purchase of securities on margin or holding Company securities in a margin account until they have met their applicable stock ownership target. Any pledging of shares must comply with applicable law and be disclosed to the Company in advance

·
Company directors, officers and employees are prohibited from engaging in any hedging transactions, including any involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives that are designed to hedge or speculate on any change in the market value of the Company’s securities

·	No NEO received any perquisites or special executive benefits in 2025

·	No spring-loading of equity grants or other equity grant timing designed to enable NEOs to take advanta ge of material non -pub lic information

2026 PROXY STATEMENT
33

 Compensation Committee

 Report

As members of Murphy’s Compensation Committee, we design our executive pay programs to support the Company’s strategy. This includes reducing debt, reinvesting about 50% of operating cash flow, allocating capital to high-return opportunities, and maintaining the financial strength and resilience needed to succeed in a changing industry.

We believe our pay decisions reflect a strong link between Company performance, our strategic priorities, and executive compensation.

The Compensation Committee has reviewed and discussed this CD&A with management and recommended to the Board of Directors that it be included in the Company’s proxy statement. We respectfully ask for your support of Murphy’s executive compensation program.

COMPENSATION COMMITTEE

Laura A. Sugg (Chair)

Michelle A. Earley

Jeffrey W. Nolan

Robert N. Ryan, Jr.

34   MURPHY OIL CORPORATION

 Executive Compensation

Tabular Information for Named

Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Eric M. Hambly President and Chief Executive Officer	2025	950,000	—	4,917,315	1,324,063	401,447	58,620	7,651,445
	2024	647,347	—	3,183,179	755,950	150,318	38,836	4,775,630
	2023	616,515	—	2,984,969	586,235	329,986	38,610	4,556,315

Thomas J. Mireles Executive Vice President and Chief Financial Officer	2025	627,500	—	2,504,199	702,450	424,072	39,270	4,297,491
	2024	597,931	—	2,917,752	697,800	252,899	35,996	4,502,378
	2023	568,762	—	2,984,969	545,445	386,256	35,745	4,521,177

E. Ted Botner Executive Vice President, General Counsel and Corporate Secretary	2025	524,308	—	1,457,112	469,192	563,279	33,079	3,046,970
	2024	504,474	—	1,591,799	470,503	692,422	30,595	3,289,793
	2023	488,958	—	1,610,176	413,927	847,137	30,921	3,391,119

Daniel R. Hanchera Senior Vice President	2025	460,275	—	835,849	411,569	163,283	29,108	1,900,084
	2024	446,463	—	944,105	416,726	326,206	26,573	2,160,073
	2023	429,555	—	990,685	340,389	393,557	26,678	2,180,864

Maria A. Martinez Senior Vice President	2025	423,242	—	557,220	343,420	124,923	26,766	1,475,571

1.

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K report”). Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein. Amounts shown relating to performance-based restricted stock unit awards were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level. For the 2025 grant, if the maximum payout were shown for the performance-based restricted stock units, the amounts reported would be: $8,484,710 for Mr. Hambly, $4,320,968 for Mr. Mireles, $2,514,131 for Mr. Botner, $1,311,615 for Mr. Hanchera and $874,384 for Ms. Martinez.

2.

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

2026 PROXY STATEMENT   35

3.

The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2025 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2025 Non-qualified Deferred Compensation Table below for more information).

4.	The total amounts shown in this column for 2025 consist of the following:

Mr. Hambly: $57,000—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Mireles: $37,650—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Botner: $31,459—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Hanchera: $27,617—Company contributions to defined contribution plans; $1,491—Benefit attributable to Company-provided term life insurance policy; and

Ms. Martinez: $25,395—Company contributions to defined contribution plans; $1,371—Benefit attributable to Company-provided term life insurance policy.

2025 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2,3]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3,4] (#)	Grant Date Fair Value of Stock and Option Awards[5] ($)

Eric M. Hambly		593,750	1,187,500	2,375,000	—	—	—	—	—
	2/4/2025	—	—	—	62,355	124,710	249,420	—	2,757,338
	2/4/2025	—	—	—	15,590	31,180	62,360	—	810,056
	2/4/2025	—	—	—	—	—	—	51,960	1,349,921

Thomas J. Mireles		315,000	630,000	1,260,000	—	—	—	—
	2/4/2025	—	—	—	31,755	63,510	127,020	—	1,404,206
	2/4/2025	—	—	—	7,940	15,880	31,760	—	412,562
	2/4/2025	—	—	—	—	—	—	26,460	687,431

E. Ted Botner		210,400	420,800	841,600	—	—	—	—
	2/4/2025	—	—	—	18,475	36,950	73,900	—	816,965
	2/4/2025	—	—	—	4,620	9,240	18,480	—	240,055
	2/4/2025	—	—	—	—	—	—	15,400	400,092

Daniel R. Hanchera		184,560	369,120	738,240	—	—	—	—
	2/4/2025	—	—	—	8,315	16,630	33,260		367,689
	2/4/2025	—	—	—	2,080	4,160	8,320		108,077
	2/4/2025	—	—	—	—	—	—	13,860	360,083

Maria A. Martinez		154,000	308,000	616,000	—	—	—	—
	2/4/2025	—	—	—	5,545	11,090	22,180	—	245,200
	2/4/2025	—	—	—	1,385	2,770	5,540	—	71,965
	2/4/2025	—	—	—	—	—	—	9,240	240,055

1.

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0-200% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2025 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For more information on the AIP, see the “Compensation Discussion and Analysis” section above. Pursuant to the terms of the AIP, the maximum annual bonus which may be paid is $4,000,000.

36   MURPHY OIL CORPORATION

2.	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. The payout percentage for TSR units and ROACE units will range between 0-200%.

3.

Pursuant to the terms of the award under the 2020 LTIP, the aggregate number of shares allowable for issuance to an individual with respect to awards granted in a single calendar year is 500,000 shares.

4.	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

5.

The grant date fair value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as described in Note I to the consolidated financial statements in the 2025 Form 10-K. The grant date fair value of the Company’s performance-based restricted stock units (PSUs) tied to TSR is determined using a Monte Carlo valuation model. The grant date fair value of PSUs based on ROACE is estimated using the average high/low price of the Company’s stock on the grant date, based on the probable outcome of the performance goals as of that date, as further described in Note I to the 2025 Form 10-K.

2025 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[1,2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[2,3,4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1,3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[3,4] ($)

Eric M. Hambly	135,365	4,230,148	228,151	7,129,710

Thomas J. Mireles	106,763	3,336,341	142,334	4,447,949

E. Ted Botner	60,433	1,888,519	80,682	2,521,301

Daniel R. Hanchera	45,478	1,421,175	37,281	1,165,031

Maria A. Martinez	32,425	1,013,297	22,279	696,233

1.	Includes accrued in-kind dividend equivalents on time-based and performance-based restricted stock units.

2.	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

3.	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4.

The value for time-based restricted stock units and performance-based restricted stock units was determined based on the December 31, 2025 closing stock price of $31.25 per share. PSUs are reflected at the target performance level; the actual payout percentage for PSUs will range between 0-200%.

The table below shows the number of shares of the Company’s common stock acquired during 2025 upon the vesting of stock awards granted to the NEOs in previous years.

2025 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Eric M. Hambly	—	—	94,017	2,465,090

Thomas J. Mireles	—	—	80,221	2,103,312

E. Ted Botner	—	—	53,066	1,391,355

Daniel R. Hanchera	—	—	32,647	856,011

Maria A. Martinez	—	—	22,638	620,218

1.

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized for RSU and PSU awards vested in 2025 includes RSUs that vested on January 31, 2025, at $27.00 per share, and PSUs that vested on February 4, 2025, at $25.98 per share. For Ms. Martinez, the total value realized also includes RSUs that vested on November 11, 2025, at $29.42 per share.

2026 PROXY STATEMENT   37

2025 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	19.250	497,822	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	19.250	1,489,021	—

Thomas J. Mireles	Retirement Plan of Murphy Oil Corporation	20.417	600,563	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	20.417	1,406,826	—

E. Ted Botner	Retirement Plan of Murphy Oil Corporation	24.250	1,405,800	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	24.250	3,027,991	—

Daniel R. Hanchera	Retirement Plan of Murphy Oil Corporation	18.922	1,011,600	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	18.922	1,698,474	—

Maria A. Martinez	Retirement Plan of Murphy Oil Corporation	15.000	343,333	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	15.000	325,561	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (“SERP”) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (“FAP”) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Hambly’s average compensation was $1,463,449; Mr. Mireles’ $1,244,230; Mr. Botner’s $993,334; Mr. Hanchera’s $859,256; and Ms. Martinez’s $710,037.

The estimated credited years of service used are as indicated in the table above.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Two of the five NEOs continue to accrue benefits in this plan, however, three NEOs and certain Murphy employees’ benefits under the U.S. FAP plan were frozen at that time, as it relates to service. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

The following assumptions were used in determining the present value amounts at December 31, 2025.

·	Discount Rate—5.40% (Murphy Oil Corporation Qualified Retirement Plan); 5.42% (Murphy Oil Corporation Non-Qualified Supplemental Executive Retirement Plan)

·

Mortality Table (Qualified—Retirement Plan and Non-Qualified Supplemental Executive Retirement Plan for Murphy Oil Corporation)— Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2021 scale

·

Interest Rate (with respect to the accrual of benefits under the cash balance formula)—applied to account balances based on the larger of the annual yield on 10-year U.S. Treasuries constant maturities for the month of December in the prior plan year, or 1.89%; for 2025, the interest crediting rate was 4.39%

38   MURPHY OIL CORPORATION

2025 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Eric M. Hambly	159,000	36,000	484,633	—	2,877,035

Thomas J. Mireles	69,400	16,650	80,299	—	555,494

E. Ted Botner	43,896	10,459	88,168	—	1,028,333

Daniel R. Hanchera	74,863	6,617	375,540	—	2,803,483

Maria A. Martinez	11,324	4,395	27,992	—	285,103

1.	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2025 Summary Compensation Table.

2.	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” column for the Named Executive Officer in the 2025 Summary Compensation Table.

3.

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Murphy Oil Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified 401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2025.

2025 Potential Payments Upon Termination or Change in Control Table

Long-term incentive grants made to the NEOs (including the CEO) will accelerate and become fully vested upon a modified, double-trigger termination event, which requires (i) a Change in Control (“CIC”) transaction, followed, within 24 months, by (ii) a Good Reason resignation by the NEO or a termination of the NEO’s employment by the Company other than for “Cause” or “Disability” or by reason of death. In addition, pursuant to the Severance Protection Agreements (“SPA”) described below, the Company provides competitive cash severance compensation should the employment of an NEO be terminated within twenty-four (24) months following a CIC by the NEO for Good Reason or by the Company other than for Cause or Disability or by reason of death.

In 2019, the Company entered into SPAs with Messrs. Hambly and Mireles and Ms. Martinez. In 2020 and 2022, the Company entered into a SPA with Mr. Botner and Mr. Hanchera, respectively. Each agreement, as amended, has an initial term of three years and will automatically be extended for successive one-year periods unless either party provides 90 days’ prior written notice of non-renewal. Mr. Hambly’s initial three-year term recommenced on January 1, 2025, upon his entry into a new agreement as President and CEO.

The SPAs with the NEOs provide that if, within 24 months following a CIC, the Company terminates the NEO’s employment for any reason other than for Cause or Disability or by reason of the NEO’s death, or the NEO resigns for Good Reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits, subject to the execution of a Release of Claims:

·

Cash Severance: a lump-sum cash payment equal to three times for Messrs. Hambly and Mireles and two and one-half times for the other NEOs (increased from two times in 2025) the sum of (i) the NEO’s annual base salary in effect immediately prior to the Termination Date (or, if greater, the highest rate in effect at any time during the 90-day period before the CIC) and (ii) the average of the NEO’s annual cash bonus for the three full fiscal years prior to the Termination Date (or, if greater, the three full fiscal years prior to the CIC);

·	Equity Awards: full vesting of all outstanding equity awards;

2026 PROXY STATEMENT   39

·

Benefits Continuation: continued life, accident, and health insurance coverage for the NEO and dependents for the 30-month period (or the 36-month period for Messrs. Hambly and Mireles) following the Termination Date (or, if more favorable, the date immediately prior to the first occurrence of a Good Reason event/circumstance) substantially similar to those provided to the NEO and dependents immediately prior to such date at no greater cost than the cost to the NEO immediately prior to the such date; and

·	Relocation Benefits: certain relocation benefits, if applicable.

The NEOs, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a CIC and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a severance-qualifying employment termination that occurs within 24 months following a CIC.

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2025:

Name	Category	Normal Termination ($)[1]	Change of Control ($)

Eric M. Hambly	Severance	—	5,516,248

	Non-equity compensation[2]	1,324,063	1,324,063

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	1,390,094	8,519,803

	Time-Based Restricted Stock Units	2,840,054	2,840,054

	Stock Options	—	—

	Retirement Plan[4,5]	—	—

	Total	5,554,211	18,200,168

Thomas J. Mireles	Severance	—	3,835,695

	Non-equity compensation[2]	702,450	702,450

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	1,390,094	5,838,043

	Time-Based Restricted Stock Units	1,946,247	1,946,247

	Stock Options	—	—

	Retirement Plan[4,5]	—	—

	Total	4,038,791	12,322,435

E. Ted Botner	Severance	—	2,443,018

	Non-equity compensation[2]	469,192	469,192

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	628,786	3,150,086

	Time-Based Restricted Stock Units	1,259,734	1,259,734

	Stock Options	—	—

	Retirement Plan[4]	369,996	369,996

	Total	2,727,708	7,692,026

Daniel R. Hanchera	Severance	—	2,127,403

	Non-equity compensation[2]	411,569	411,569

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	386,757	1,551,788

	Time-Based Restricted Stock Units	1,034,418	1,034,418

	Stock Options	—	—

	Retirement Plan[4]	249,816	249,816

	Total	2,082,560	5,374,994

Maria A. Martinez	Severance	—	1,826,358

	Non-equity compensation[2]	343,420	343,420

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	169,141	865,374

	Time-Based Restricted Stock Units	844,156	844,156

	Stock Options	—	—

	Retirement Plan[4,5]	—	—

	Total	1,356,717	3,879,308
1.	Reflects benefits payable upon an executive’s death, disability or retirement.

2.	Non-equity compensation is calculated under the terms of the Company’s Annual Incentive Plan effective January 1, 2022.

3.	Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event.

40   MURPHY OIL CORPORATION

4.

NEOs may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each NEOs accumulated benefit at December 31, 2025 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. As of December 31, 2025, Messrs. Botner and Hanchera were retirement eligible. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

5.	As of December 31, 2025, Mr. Hambly, Mr. Mireles and Ms. Martinez were not eligible for retirement.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	3,125,167	—	4,394,397

1.	Amounts in this column do not take into account outstanding restricted stock units.

2.

As of December 31, 2025, the number of shares available for issuance includes 3,872,350 available shares under the 2025 LTI Plan and 522,047 available shares under the 2021 NED Plan. Assumes each restricted stock unit is equivalent to one share.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2025:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $203,493;

·	the annual total compensation of Chief Executive Officer was $7,651,445; and

·	the ratio of these two amounts was 38 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2025, our employee population consisted of 813 employees.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the above 2025 Summary Compensation Table).

Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

2026 PROXY STATEMENT   41

Pay Versus Performance

The following table sets forth the compensation for our Chief Executive Officer, referred to as Principal Executive Officer (PEO) in the disclosure below, and the average compensation for our other named executive officers
(Non-PEO),
both as reported in the Summary Compensation Table on page 35, and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, fo
r ea
ch of 2025, 2024, 2023, 2022 and 2021. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Return on Average Capital Employed over such years in accordance with SEC rules.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO 1 ($) (b)	Compensation Actually Paid to PEO 2 ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 1 ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers 2 ($) (e)	Total Shareholder Return 3 ($) (f)	Peer Group Total Shareholder Return 3 ($) (g)	Net Income (in Thousands) 4 ($) (h)	Return on Average Capital Employed 5 (%) (i)

2025	7,651,445	9,913,266	2,680,029	2,913,859	302.12	282.89	104,234	20.4%

2024	10,376,263	2,332,583	3,681,969	3,965,381	277.88	280.65	407,171	23.1%

2023	13,261,841	11,808,393	3,662,369	1,071,009	379.60	296.63	661,559	28.3%

2022	13,444,418	39,752,198	3,741,335	8,083,159	372.45	296.53	965,047	31.4%

2021	11,381,012	26,071,102	3,111,741	8,330,184	221.25	187.09	(73,664)	16.9%

1.
Compensation for our PEO reflects the amounts reported in the Summary Compensation Table for the individual serving as PEO in each respective year. For 2025, the PEO was Eric M. Hambly. For 2024, 2023, 2022 and 2021, the PEO was Roger W. Jenkins. Average compensation for non-PEOs
includes the following named executive officers: (i) in 2025, Thomas J. Mireles, E. Ted Botner, Daniel R. Hanchera and Maria A. Martinez, (ii) in 2024, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner and Daniel R. Hanchera, (iii) in 2023, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner and Daniel R. Hanchera, (iv) in 2022, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner, Daniel R. Hanchera and David R. Looney and (v) in 2021, David R. Looney, Eric M. Hambly, E. Ted Botner and Thomas J. Mireles.

2.
Compensation “actually paid” for the PEO and average compensation “
actually
paid” for our
non-PEOs
for 2025 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules (Item 402(v) of Regulation
S-K).
The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEOs
during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our non-PEOs
compensation for fiscal year 2025, see “Compensation Discussion and Analysis” above.

	PEO 2025	Non-PEOs 2025

Summary Compensation Table Total	7,651,445	2,680,029

Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(4,917,315)	(1,338,595)

Plus Fair Value for Awards Granted in the Covered Year	8,271,784	2,215,766

Change in Fair Value of Outstanding Unvested Awards from Prior Years	(1,518,731)	(686,277)

Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	(1,100)	2,820

Less Fair Value of Awards Forfeited during the Covered Year	—	—

Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	741,420	297,852

Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	(401,447)	(318,889)

Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	87,210	61,153

Compensation Actually Paid	9,913,266	2,913,859

Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective
fiscal year, other than fair values of equity awards that vest in the covered year, which are va lued
as of the applicable vesting date.

42
   MURPHY OIL CORPORATION

The aggregate change in actuarial present value of
accumulated
benefit
under
pension
plans reflects the amount rep
orted fo
r the applicable year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the applicable fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.

3.
TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
The peer group for purposes of this table is the S&P Oil & Gas
Exploration
& Production Select Industry Index (XOP), which is the same peer group as for the Shareholder Return Performance Presentation of the 2025 Form
10-K
for the year ended December 31, 2025.

4.	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

5.
The following table sets
forth
an unranked list of the performance
measures
which
we
view
as the “most important” measures for linking our named executive officers’ compensation actually paid to Company performance, as specifically listed below. For additional details on how these measures are utilized in our compensation program to link pay with performance, see “Compensation Discussion and Analysis” above.

Performance Measure

ROACE (EBITDA / ACE)
AIP Free Cash Flow ($MM)

Lifting Costs

TRIR

Spill Rate

GHG Emissions Intensity (metric ton CO 2 e per MMBOE)

Sustainability Basket

COMPENSATION ACTUALLY PAID
VS. TSR (MURPHY AND PEERS)
Compensation
Actually Paid ($MM)
TSR: $100
Invested 12/31/2020
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$400
$350
$300
$250
$200
$150
$100
$50
$0
$26.1
$8.3
$39.8
$8.1
$11.8
$1.1
$2.3
$4.0
$9.9
$2.9
$221
$372
$380
$278
$302
$187
$297
$297
$281
$283
2021
2022
2023
2024
2025
CEO CAP
Other NEO CAP
MURPHY TSR
Peer TSR

COMPENSATION ACTUALLY PAID VS. NET INCOME
Compensation Actually Paid ($MM)
MURPHY Net Income ($MM)
$965.0
$661.6
$407.2
$104.2
$(73.7)
$26.1
$8.3
$39.8
$8.1
$11.8
$1.1
$2.3
$4.0
$9.9
$2.9
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$1,000
$800
$600
$400
$200
$0
$(200)
2021
2022
2023
2024
2025
CEO CAP
Other NEO CAP
MURPHY Net Income

COMPENSATION ACTUALLY PAID VS. ROACE
Compensation Actually Paid ($MM)
MURPHY ROACE
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
35%
30%
25%
20%
15%
10%
5%
0%
16.9%
31.4%
28.3%
23.1%
20.4%
$26.1
$8.3
$39.8
$8.1
$11.8
$1.1
$2.3
$4.0
$9.9
$2.9
2021
2022
2023
2024
2025
CEO CAP
Other NEO CAP
MURPHY ROACE

2026 PROXY STATEMENT
43

 Our Stockholders

As of December 31, 2025, except to the extent indicated otherwise in the footnotes, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G and 13G/A filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership		Percentage

BlackRock, Inc.	50 Hudson Yards New York, NY 10001	17,048,753	[1]	11.94%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	16,853,110	[2]	11.56%

FMR LLC	245 Summer Street Boston, Massachusetts 02210	9,548,192	[3]	6.69%

Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One Austin, TX 78746	7,862,187	[4]	5.39%

1.

On April 28, 2025, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 16,807,904 sole voting power shares, -0- shared voting power shares, 17,048,753 sole dispositive power shares and -0- shared dispositive power shares as filed on March 31, 2025.

2.

On February 13, 2024, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes -0- sole voting power shares, 130,842 shared voting power shares, 16,582,477 sole dispositive power shares and 270,633 shared dispositive power shares as filed on December 29, 2023.

3.

On February 4, 2026, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 8,843,460 sole voting power shares, -0- shared voting power shares, 9,548,192 sole dispositive power shares and -0- shared dispositive power shares as filed on December 31, 2025.

4.

On February 9, 2024, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 7,838,044 sole voting power shares, -0- shared voting power shares, 7,862,187 sole dispositive power shares and -0- shared dispositive power shares as filed on December 29, 2023.

44   MURPHY OIL CORPORATION

The following table sets forth information, as of February 17, 2026, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the NEOs, and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Equity Awards Exercisable or Which May Settle Within 60 Days[3]	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	1,037,316	1,639,538	—		28,748	2,705,602	1.89%

Lawrence R. Dickerson	51,512	—	—		37,636	89,148	—

Michelle A. Earley	—	—	—		35,567	35,567	—

Elisabeth W. Keller	80,552	518,224	—		6,316	605,092	—

R. Madison Murphy	670,551	1,445,274	915,394	[4]	6,316	3,037,535	2.12%

Jeffrey W. Nolan	320,833	292,012	—		61,143	673,988	—

Robert N. Ryan, Jr.	57,703	—	—		6,316	64,019	—

Laura A. Sugg	7,979	—	—		61,143	69,122	—

Robert B. Tudor, III	9,345	—	—		6,316	15,661	—

Eric M. Hambly	413,679	—	—		—	413,679	—

Thomas J. Mireles	197,451	—	—		—	197,451	—

E. Ted Botner	245,903	—	—		—	245,903	—

Daniel R. Hanchera	83,486	—	—		—	83,486	—

Maria A. Martinez	58,608	—	—		—	58,608	—

Directors and executive officers as a group[5]	3,275,823	3,895,048	915,394		249,501	8,294,861	5.79%

1.	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Hambly—15,285 shares; Mr. Mireles—11,784 shares; and Mr. Botner—19,410 shares.

2.

Includes shares held by spouse and other household members as follows: Mr. Deming—50,224 shares; Ms. Keller—7,151 shares; Mr. Murphy—670,551 (beneficial ownership expressly disclaimed); and Mr. Nolan—53,903 shares.

3.	Only includes RSUs held by our directors.

4.

Includes 552,205 shares owned by The Murphy Foundation of which Mr. Murphy is the President, beneficial ownership is expressly disclaimed. Includes 306,774 shares owned by The 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 56,415 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5.	Includes nine directors, six executive officers and one director/executive officer.

2026 PROXY STATEMENT   45

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2025, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating and Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2025. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

46   MURPHY OIL CORPORATION

PROPOSAL 3

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2026 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

2026 PROXY STATEMENT 47

PROPOSAL 3

The 2021 Stock Plan for Non-Employee Directors (the “2021 NED Plan”) was adopted and approved by our stockholders effective as of May 12, 2021, and will expire by its terms on May 12, 2026. Upon the recommendation of the Executive Compensation Committee, on February 4, 2026, the Board of Directors adopted the 2026 Stock Plan for Non-Employee Directors (the “2026 NED Plan”), subject to approval by our stockholders at the 2026 Annual Meeting. If the 2026 NED Plan is approved by stockholders, the 2026 NED Plan will become effective as of the date of such stockholder approval and will replace the 2021 NED Plan for any new grants made after the date of such stockholder approval.

We are asking our stockholders to approve the 2026 NED Plan under which 900,000 shares will be authorized for issuance. Without giving effect to the shares remaining for issuance under the 2021 NED Plan, the proposed 900,000 shares represent 0.63% of our shares outstanding as of March 16, 2026, the proxy record date. If the 2026 NED Plan is approved by stockholders, we expect to be able to make share grants to our non-employee directors for approximately 9 to 10 years. The 2026 NED Plan is otherwise substantially similar to the 2021 NED Plan.

Upon approval of the 2026 NED Plan by our stockholders, (i) no additional awards will be granted under the 2021 NED Plan, (ii) any awards granted under the 2021 NED Plan prior to the date the 2026 NED Plan is approved by our stockholders will remain outstanding and will continue to vest and/or become exercisable in accordance with their original terms and conditions under the 2021 NED Plan, and (iii) the share pool reserved under the 2026 NED Plan will be reduced by the number of shares underlying any awards granted under the 2021 NED Plan during the period between March 16, 2026, and the date of stockholder approval of the 2026 NED Plan. Awards under the 2021 NED Plan that are forfeited or cancelled after stockholder approval of the 2026 NED Plan will not again become available for issuance under the 2026 NED Plan or 2021 NED Plan.

The Company also maintains the Murphy Oil Corporation 2025 Long-Term Incentive Plan (the “2025 LTI Plan”), which was approved by our shareholders at the 2025 annual general meeting. The LTIP permits the grant of equity incentive awards to the Company’s employees. The LTIP will remain in effect in accordance with its terms, regardless of whether our shareholders approve the 2026 NED Plan.

The following table sets forth certain information as of March 16, 2026, unless otherwise noted, with respect to the Company’s outstanding equity awards. The closing price per share of our common stock on March 16, 2026, was $35.84.

Shares remaining available for grant under the 2021 NED Plan	463,258

Shares remaining available for grant under the 2025 LTI Plan	2,652,350

Shares requested for approval under the 2026 NED Plan	900,000

Shares subject to outstanding restricted stock units and performance stock units (at target)	5,084,236

Total outstanding stock options/SARs, restricted stock units and performance stock units (at target)[1]	5,084,236

Common shares outstanding as of March 16, 2026	143,348,713

Fully-diluted Overhang	6.3%
1.	There are no stock options or SARs outstanding under any of the Company’s equity incentive plans.

We believe that approving the 2026 NED Plan is necessary to (i) allow the Company to continue to align the long-term financial interests of its non-employee directors with those of the Company’s stockholders and (ii) attract and retain talented non-employee directors by providing compensation opportunities that are competitive with other companies. If the 2026 NED Plan is not approved by our stockholders, the 2021 NED Plan will remain in effect in its current form until its expiration in 2026, and we will be unable to maintain our current equity grant practices for non-employee directors, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented non-employee directors to serve on our Board.

48   MURPHY OIL CORPORATION

Recommendation

The Board of Directors believes that approval of the 2026 NED Plan is in the best interest of our stockholders and supports this proposal.

As a stockholder of the Company, you are invited to vote with respect to the 2026 NED Plan through the following resolution:

“RESOLVED, that the Company’s stockholders approve the 2026 NED Plan.”

Summary of Plan Terms

The following is a summary of the 2026 NED Plan which is qualified in its entirety by the full text of the 2026 NED Plan, a copy of which is included as Exhibit A to this Proxy Statement. Capitalized terms not otherwise defined in this summary have the meaning assigned to them in the 2026 NED Plan.

Shares Subject to the 2026 NED Plan

The Shares of the Company to be issued under the 2026 NED Plan consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company, including Shares acquired in the open market. Subject to adjustment made in connection with a merger, consolidation, reorganization or certain other events set forth in the 2026 NED Plan (as described below under “Adjustments”), the maximum number of Shares subject to awards which may be issued pursuant to the 2026 NED Plan will be 900,000 Shares. If any grants under the 2026 NED Plan are cancelled, forfeited, expire or terminate for any reason without any Shares having been issued, the Shares subject to, but not delivered under, such grants may again become available for the grant of other awards under the 2026 NED Plan. Notwithstanding the foregoing, no Shares deliverable to the Company in full or partial payment of the purchase price for an award may again become available for the grant of other awards under the 2026 NED Plan.

In no event will any individual non-employee director receive grants under the 2026 NED Plan in any calendar year with respect to Shares having an aggregate Fair Market Value (or in the case of Stock Options, the grant date value of such Stock Options as determined by the Committee) in excess of $750,000, as calculated at the time of grant.

Administration of the 2026 NED Plan

The 2026 NED Plan will be administered by a committee of the Board of Directors, designated by the Board of Directors and to be comprised of not less than two members of the Board of Directors (referred to in this section of the Proxy Statement as the “Committee”). Subject to the provisions of the 2026 NED Plan, the Committee will have sole and complete authority to (i) construe and interpret the 2026 NED Plan, (ii) establish, amend, suspend or waive the appropriate rules and regulations relating to the 2026 NED Plan, (iii) determine the persons to whom and the time or times at which to grant awards, (iv) prescribe the form of award agreements embodying awards made under the 2026 NED Plan, (v) administer the 2026 NED Plan, (vi) determine whether, to what extent, under what circumstances and by which methods awards may be settled or exercised in cash, Shares, other awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other awards, other property and other amounts payable with respect to an award under the 2026 NED Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee and (viii) take all such steps and make all such determinations in connection with the awards granted, as it may deem necessary or advisable to carry out the provisions and intent of the 2026 NED Plan.

Eligibility

All non-employee directors are eligible to receive awards under the 2026 NED Plan. Currently, the Company has nine non-employee directors that will be eligible to receive awards under the 2026 NED Plan.

Types of Awards

The following types of awards may be made under the 2026 NED Plan. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations as are provided in the 2026 NED Plan.

Non-qualified Stock Options

A Stock Option is a contractual right to purchase Shares at a future date at a specified exercise price. The per Share exercise price of a Stock Option will be determined by the Committee and may not be less than the Fair Market Value of a Share on the

2026 PROXY STATEMENT   49

grant date. The exercise price of any Stock Option may be paid in Shares, cash, or a combination thereof, or other consideration, as determined by the Committee. Unless otherwise determined by the Committee, each Stock Option granted under the 2026 NED Plan will become exercisable and mature in three equal annual installments commencing on the first anniversary of the date of grant. Unless otherwise determined by the Committee, each Stock Option granted under the 2026 NED Plan will expire seven (7) years from the date of grant.

Restricted Stock and Restricted Stock Units

A Restricted Stock Award is an award of Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Committee in its discretion. Restricted Stock Units (“RSUs”) are awards denominated in units of Shares under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. To the extent determined by the Committee, Restricted Stock and RSUs may be satisfied or settled in Shares, cash or a combination thereof. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless otherwise determined by the Committee. Any dividends or other distributions paid with respect to Restricted Stock (whether in Shares or cash) will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they are distributed and will not be paid prior to the time at which such Restricted Stock becomes nonforfeitable. An RSU is entitled to dividend equivalents only to the extent, and in the form, provided by the Committee, except that, if the dividends or other distributions relate to a Share underlying the RSU during the period that the RSU is outstanding, the payment of such dividend equivalent will not be paid prior to the time at which the RSU becomes nonforfeitable. The Committee may provide for the ability of Participants to elect to defer the settlement of, or mandate the settlement of, RSUs to such time as may be elected by the Participant or determined by the Committee. Unless otherwise determined by the Committee, Participants holding awards of Restricted Stock may exercise full voting rights during the Restricted Period.

Termination of Service and Change in Control

Termination of Membership on the Board of Directors Because of Retirement or Disability. If a Participant’s membership on the Board of Directors terminates because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the later of (A) one year after the date of grant of such Stock Option or (B) the date of termination of membership on the Board of Directors due to Retirement or Disability and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of membership on the Board of Directors due to Retirement or Disability. In addition, the restrictions will be lifted on all Restricted Stock and RSUs held by the Participant; provided that the settlement of any vested Deferred Units will remain subject to the terms of the underlying award agreement and any applicable deferral election form.

Termination of Membership on the Board of Directors Because of Death. If a Participant’s membership on the Board of Directors terminates because of death, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of death. In addition, the restrictions will be lifted on all Restricted Stock and RSUs held by the Participant; provided that the settlement of any vested Deferred Units will remain subject to the terms of the underlying award agreement and any applicable deferral election form.

Death After Termination of Membership on the Board of Directors Because of Retirement or Disability. If a Participant dies after the Participant’s membership on the Board of Directors has terminated because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of membership on the Board of Directors due to Retirement or Disability.

Termination of Membership on the Board of Directors for Reasons other than Retirement, Disability, Death or a Change in Control. If a Participant’s membership on the Board of Directors terminates for any reason other than Retirement, Disability, death or a Change in Control, the Stock Options held by such Participant, to the extent not previously vested, shall be forfeited and cancelled at the time of such termination of membership on the Board of Directors. In addition, if a Participant’s membership on the Board of Director’s terminations for any reason other than Retirement, Disability or death, the Restricted Stock and RSUs held by such Participant, to the extent not previously vested, will be forfeited and cancelled at the time of such termination of membership on the Board of Directors; provided that any vested Deferred Units will not be forfeited and cancelled but shall settle in accordance with the terms of the underlying award agreement and any applicable deferral election form.

50   MURPHY OIL CORPORATION

Change in Control. Unless otherwise determined by the Committee, upon the occurrence of a Change in Control, all outstanding awards under the 2026 NED Plan will become immediately vested, exercisable and nonforfeitable, and will remain vested, exercisable and nonforfeitable during their remaining terms.

Under the 2026 NED Plan, a “Change in Control” shall be deemed to have occurred if (i) any person or group (excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing or any provision of any award agreement to the contrary, for any award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable award agreement, except to the extent that earlier distribution would not result in the Participant who holds such award incurring interest or additional tax under Section 409A of the Code.

Adjustments

In the event that, as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split-up, exchange of stock, combination, share purchase, liquidation or other similar changes in capitalization affecting or involving the common stock, there shall be any change in the common stock subject to the 2026 NED Plan or to any award granted thereunder, the Committee shall make substitutions or adjustments in the (i) aggregate number and kind of shares or other securities or property subject to the Plan, (ii) number and kind of shares or other securities or property subject to outstanding and to subsequent awards granted, and (iii) purchase price of outstanding Stock Options to reflect such changes, in each case, subject to applicable law and tax regulations (including Section 409A).

Amendment and Termination

The Board of Directors may amend, alter, or discontinue the 2026 NED Plan at any time, but no amendment, alteration, or discontinuation may be made which would materially impair the rights of a Participant under an award previously granted, without the Participant’s consent; provided that no such consent shall be required if the Board determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either (x) is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard or which would cause the 2026 NED Plan not to continue to comply with Rule 16b-3 under the Exchange Act, or any successor to such rule. Notwithstanding the above provisions, the Board of Directors will have broad authority to amend the 2026 NED Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

The 2026 NED Plan expires by its terms ten years following its approval by the Company’s stockholders.

U.S. Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2026 NED Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options

Generally, a Participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant will recognize ordinary income in an amount equal to the difference between the market price of the Shares received on the date of exercise and the stock option cost (number of Shares purchased multiplied by the exercise price per Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the Participant upon exercise.

Restricted Stock

A Participant generally will not be taxed at the time a Restricted Stock Award is granted but will recognize taxable ordinary income when the Award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market price of the Shares at that time.

2026 PROXY STATEMENT   51

Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Internal Revenue Code within 30 days of the award date. If a Restricted Stock Award subject to the Section 83(b) election is subsequently canceled, no tax deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a Participant makes a Section 83(b) election, dividends paid to a Participant on Shares of an unvested Restricted Stock Award will be taxable to the Participant as ordinary income. If the Participant made a Section 83(b) election, the dividends will be taxable to the Participant as dividend income.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. Unless a Participant has made a Section 83(b) election, the Company will also be entitled to a tax deduction, for dividends paid on unvested Restricted Stock Awards.

Restricted Stock Units

A Participant will generally not recognize taxable income on a RSU Award until Shares (or cash) subject to the Award are distributed. The amount of ordinary income will be the market price of the Shares on the date of distribution (or the amount of cash distributed). Any dividend equivalents paid on unvested RSUs are taxable as ordinary income when paid to the Participant.

The Company will ordinarily be entitled to a tax deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. The Company will also be entitled to a deduction on any dividend equivalent payments made to the Participant.

Registration with the SEC

If our shareholders approve the 2026 NED Plan, we will file with the SEC a registration statement on Form S-8 to register the shares available for issuance under the 2026 NED Plan as soon as reasonably practicable after approval.

New Plan Benefits

Any awards under the 2026 NED Plan will be at the discretion of the Committee and future award amounts cannot be determined at this time. For information regarding our current non-employee director compensation program, see page 14 of this Proxy Statement.

Equity Compensation Plan Information

For details, see the ‘Equity Compensation Plan Information’ table on page 41 of this Proxy Statement.

52   MURPHY OIL CORPORATION

 Audit Committee Report

In connection with the Company’s December 31, 2025 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Audit Committee met five times during 2025. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2025, and 2024 are as follows:

	2025	2024

Audit fees	$2,371,000	$2,847,000

Audit-related fees[1]	$63,053	$62,150

Audit and audit-related fees	$2,434,053	$2,909,150

Tax fees[2]	—	$59,121

All other fees[3]	$152,541	$163,484

Total fees	$2,586,594	$3,131,755

1.	Audit related fees consisted principally of fees for services in connection with audits of foreign employee benefit plans, special reports and related accounting consultations.

2.	Tax fees consisted of services for income tax consultation and tax compliance services.

3.	All other fees consisted principally of fees for services related to the preparation and presentation of materials to the Board on various topics, including cybersecurity and governance.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025.

AUDIT COMMITTEE

Lawrence R. Dickerson (Chair)

Michelle A. Earley

Elisabeth W. Keller

Robert B. Tudor, III

2026 PROXY STATEMENT   53

PROPOSAL 4

Approval of Appointment of Independent Registered Public Accounting Firm

54 MURPHY OIL CORPORATION

PROPOSAL 4

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2026. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre-approvals are presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2025, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 92%, 2%, 0%, and 6%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

2026 PROXY STATEMENT   55

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Stockholders who wish to have a proposal included in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) must ensure that the proposal is received at the Company’s principal executive office no later than November 27, 2026, and that it complies with the requirements of Rule 14a-8.

Stockholders who wish to nominate a director or present other business at the 2027 Annual Meeting of Stockholders (other than a proposal submitted pursuant to Rule 14a-8) must comply with the advance notice provisions of the Company’s by-laws. For the 2027 Annual Meeting of Stockholders, notice must be received at the Company’s principal executive office no earlier than January 13, 2027 and no later than February 12, 2027, and must meet all requirements set forth in the by-laws.

In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional notice requirements of Rule 14a-19 under the Exchange Act. This notice must be received by the Company no later than March 15, 2027.

Proxy Access Stockholder Director Nominations

The Company’s by-laws also include a proxy access provision. Eligible stockholders who wish to have director nominees included in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders must submit notice to the Company at its principal executive office no earlier than October 28, 2026 and no later than November 27, 2026, and must satisfy all requirements set forth in the by-laws.

Electronic Availability of Proxy Materials for the 2026 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 13, 2026: This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for the fiscal year ended December 31, 2025 are available electronically at www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Murphy Oil Corporation

c/o Corporate Secretary

9805 Katy Freeway, G-200

Houston, Texas 77024

Phone: (281) 675-9000

Email: corporatesecretary@murphyoilcorp.com

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Executive Vice President,

General Counsel and Corporate Secretary

Houston, Texas

March 27, 2026

56   MURPHY OIL CORPORATION

 Proxy Statement Summary

 and User’s Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1
	Claiborne P. Deming Lawrence R. Dickerson Michelle A. Earley Eric M. Hambly	Elisabeth W. Keller R. Madison Murphy Jeffrey W. Nolan Robert N. Ryan, Jr.	Laura A. Sugg Robert B. Tudor, III

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 18

Proposal 3	Approval of Proposed 2026 Stock Plan for Non-Employee Directors			Page 47

Proposal 4	Approval of Appointment of KPMG as Independent Registered Public Accounting Firm			Page 54

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12-digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 58 regarding meeting attendance.

2026 PROXY STATEMENT   57

When and Where is the Company’s Annual Meeting of Stockholders?

Date: Wednesday, May 13, 2026 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2026

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 16, 2026, Company employees and guests. If you are a stockholder, regardless of the number of shares you hold, you may participate in the 2026 Annual Meeting via the virtual meeting website below:

Date: Wednesday, May 13, 2026

Time: 10:00 a.m. CDT / 11:00 a.m. EDT

Virtual Location:

www.virtualshareholdermeeting.com/MUR2026

You will need your control number included on your Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote your shares and ask questions. Those without a control number may attend as guests but will not have the option to vote or ask questions during the meeting.

Stockholders are encouraged to log in to this website before the start time of the virtual-only 2026 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 16, 2026. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 59 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet

Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive a paper copy instead of a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

58   MURPHY OIL CORPORATION

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) vote at the meeting. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than at the meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or vote by telephone, mobile device or internet as described in the telephone mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Common Stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

For Proposal 1, the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting for each of the director nominees.

For Proposal 2, the advisory vote to approve executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 3, the approval of the proposed 2026 Stock Plan for Non-Employee Directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 4, the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions have the same effect of votes “AGAINST” a proposal. Broker non-votes have no effect on the outcome of any of the proposals.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers, FOR the approval of the 2026 Stock Plan for Non-Employee Directors and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2026.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 16, 2026, the record date for the meeting, the Company had 143,348,713 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 51,751,915 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 44 and 45 (“Our Stockholders”).

2026 PROXY STATEMENT   59

 Exhibit A

Murphy Oil Corporation

2026 Stock Plan for Non-Employee Directors

I. Plan Purpose.

The purpose of the 2026 Stock Plan for Non-Employee Directors (the “Plan”) is to advance the interests of Murphy Oil Corporation by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions.

II. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Award” means Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards.

(2) “Board” means the Board of Directors of the Company.

(3) “Change in Control” shall have the meaning set forth in Section VIII.

(4) “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

(5) “Committee” means the Committee referred to in Section III which has been designated by the Board to administer the Plan.

(6) “Common Stock” or “Common Share” means the Common Stock of the Company, with a par value of $1.00 per share.

(7) “Company” means Murphy Oil Corporation and any successor organization.

(8) “Deferred Units” has the meaning set forth in paragraph 6 of Section VII.

(9) “Disability” means a physical or mental condition that prevents the Participant from performing his or her duties as a member of the Board for a period expected to exceed six consecutive months.

(10) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(11) “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported. For Stock Options, Fair Market Value may also be determined by such methods or procedures as may be established by the Committee from time to time, in its discretion, in accordance with Section 409A.

(12) “Non-Employee Director” means a person who, as of any applicable date, is a member of the Board and is not an employee of the Company or any of its Subsidiaries.

60   MURPHY OIL CORPORATION

(13) “Non-Qualified Stock Option” means a Stock Option granted under Section VI which is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

(14) “Option Price” means the price specified in Section VI.

(15) “Participant” means a Non-Employee Director who receives an Award granted under the Plan.

(16) “Person” means an individual, corporation, partnership, association, trust, or any other entity or organization.

(17) “Restricted Period” means the period designated by the Committee during which Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and during which such Restricted Stock or Restricted Stock Unit is subject to forfeiture.

(18) “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award, which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section VII.

(19) “Restricted Stock Award” means an award of Restricted Stock granted under Section VII.

(20) “Restricted Stock Unit” means a right granted under Section VII to receive a share of Common Stock or its equivalent value in cash, subject to such Restricted Period and/or settlement deferral periods as the Committee shall determine.

(21) “Restricted Stock Unit Award” means an award of Restricted Stock Units granted under Section VII.

(22) “Retirement” means, unless otherwise determined by the Committee, retirement from the Board after the earlier of reaching age 75 or at such time as agreed upon by the Committee.

(23) “Section 409A” means Section 409A of the Code and related regulations and Treasury pronouncements.

(24) “Separation from Service” means a “separation from service” within the meaning of Section 409A.

(25) “Stock Option” or “Option” means any Non-Qualified Stock Option to purchase shares of Common Stock granted pursuant to Section VI.

(26) “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

III. Administration

The Plan shall be administered by a Committee of the Board, designated by the Board and to be comprised of not less than two members of the Board. Each director, while serving as a member of the Committee, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to (i) construe and interpret the Plan, (ii) determine the Persons to whom and the time or times at which to grant Awards thereunder, (iii) determine the type, size, and terms of the Awards to be made to each Participant, (iv) prescribe the form of award agreements embodying Awards made under the Plan, (v) administer the Plan, (vi) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Common Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, and (ix) take all such steps and make all such determinations in connection with the Plan and the Awards granted

2026 PROXY STATEMENT   61

thereunder, as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Committee shall be by a majority of its members, and its determinations shall be binding, final and conclusive for all purposes and upon all Persons, including but without limitation, the Company, the Committee, the Board, the Participants, and each of their respective successors in interest.

IV. Shares subject to the plan and annual award limit.

Subject to any adjustment as provided in Section XI, an aggregate of 900,000 shares of Common Stock shall be available for issuance pursuant to Awards under the Plan. In no event shall any individual Participant receive compensation with respect to any calendar year, including grants of Awards under the Plan and any cash fees paid to such Participant for services rendered for such calendar year, in excess of $750,000, with the value of any shares of Common Stock subject to Awards granted under the Plan calculated based on the aggregate Fair Market Value (or in the case of Stock Options, the grant date value of such Stock Options as determined by the Committee) of such shares of Common Stock at the time of grant. The shares of Common Stock deliverable pursuant to the Awards may be made available from authorized but unissued Common Shares or Common Shares reacquired by the Company, including Common Shares purchased in the open market. If any grants under the Plan shall expire or be cancelled, forfeited, or terminated for any reason without Common Shares having been delivered, the Common Shares subject to, but not delivered under, such grants may again become available for the grant of other Awards under the Plan. No Common Shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section VI or VII of the Plan shall become available for the grant of other Awards under the Plan.

V. Eligibility.

Only Non-Employee Directors are eligible to be granted Awards under the Plan.

VI. Stock options.

Each Stock Option granted under this Plan shall be evidenced by a written award agreement which shall comply with and be subject to the following terms and conditions.

(1) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Stock Options may be granted, the number of shares to be covered by each Stock Option, and the conditions and limitations, if any, in addition to those set forth in this Section VI, applicable to such Stock Options. Each such grant shall be confirmed by a written award agreement executed by the Company and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such grant. Unless otherwise determined by the Committee, each award agreement shall provide that the Stock Option is not transferable by the Participant otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Participant’s lifetime, only by such Participant.

(2) Grant Price. The Committee shall establish the grant price at the time each Stock Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

(3) Exercisability and Term. Unless otherwise determined by the Committee, each Stock Option granted under the Plan will become exercisable and mature in three equal annual installments commencing on the first anniversary of the date of grant and annually thereafter. Unless otherwise determined by the Committee, each Stock Option granted under the Plan shall expire seven years from the date of grant, except as otherwise set forth in Section IX of the Plan.

(4) Payment Upon Exercise. Stock Options may be exercised only upon payment to the Company in full of the grant price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock, or such other consideration as shall be approved by the Committee. The sum of the cash and the Fair Market Value of such Common Stock or other consideration shall be at least equal to the aggregate grant price of the Common Shares to be delivered.

VII. Restricted stock awards and restricted stock units.

(1) Grant of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Common Shares, the

62   MURPHY OIL CORPORATION

grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service) and terms as the Committee deems appropriate. Restricted Stock Units are awards denominated in units of Common Shares under which the issuance of shares is subject to such conditions (including continued service) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by a written award agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Common Share and will entitle a Participant to either the issuance of Common Shares or payment of an amount of cash determined with reference to the value of Common Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(2) Contents of Agreement. Each award agreement shall contain provisions regarding (i) the number of Common Shares or Restricted Stock Units subject to such award or a formula for determining such number, (ii) the purchase price of the Common Shares, if any, and the means of payment, which may be in cash or in Common Stock, or in a combination of cash and Common Stock, or such other consideration as shall be approved by the Committee, (iii) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Common Shares or Restricted Stock Units as may be determined from time to time by the Committee, and (iv) restrictions on the transferability of the Common Shares or Restricted Stock Units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(3) Vesting Criteria. Restricted Stock and Restricted Stock Units may be subject to time-based vesting conditions or such other vesting conditions determined by the Committee in its discretion. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes.

(4) Voting Rights. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(5) Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless otherwise determined by the Committee at the time of grant. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or will be paid in cash. Any dividends or other distributions paid with respect to Restricted Stock (whether paid in Common Shares or cash) shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed and shall not be paid to the Participant prior to the time at which such Restricted Stock becomes nonforfeitable. A Restricted Stock Unit shall be entitled to dividend equivalents only to the extent, and in the form, provided by the Committee in the applicable award agreement or otherwise; provided that if the dividends or other distributions relate to a Common Share underlying the Restricted Stock Unit during the period that the Restricted Stock Unit is outstanding, the payment of such dividend or a dividend equivalent to the Participant shall not be paid prior to the time at which such Restricted Stock Unit becomes nonforfeitable.

(6) Deferral of Restricted Stock Units. Subject to the requirements of paragraph 3 of this Section VII, the Committee may provide for the ability of a Participant to elect to defer the settlement of, or may mandate the deferred settlement of, Restricted Stock Units such that receipt of the shares of Common Stock otherwise issuable upon vesting of the Restricted Stock Units shall be deferred to such time as may be elected by such Participant or determined by the Committee (“Deferred Units”).

VIII. Change in control.

(a) Unless otherwise determined by the Committee, upon the occurrence of a Change in Control, all outstanding Awards granted to Participants shall become immediately vested, exercisable and nonforfeitable, and shall remain vested, exercisable and nonforfeitable during their remaining terms.

(b) A “Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the

2026 PROXY STATEMENT   63

directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. “Murphy Family” means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

Notwithstanding the foregoing or any provision of any award agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable award agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

IX. Stock options in the event of termination.

Unless otherwise determined by the Committee, the following shall apply to Stock Option grants under Section VI of the Plan.

(1) Termination of Board Membership Because of Retirement or Disability. If a Participant’s membership on the Board terminates because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the later of (A) one year after the date of grant of such Stock Option or (B) the date of termination of Board membership due to Retirement or Disability; and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(2) Termination of Board Membership Because of Death. If a Participant’s membership on the Board terminates because of death, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of death.

(3) Death After Termination of Board Membership Because of Retirement or Disability. If a Participant dies after the Participant’s membership on the Board has terminated because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death and (ii) ending on the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(4) Termination of Board Membership for Reasons other than Retirement, Disability, Death or a Change in Control. If a Participant’s membership on the Board terminates for any reason other than Retirement, Disability, death or a Change in Control, the Stock Options held by such Participant, to the extent not previously vested, shall be forfeited and cancelled at the time of such termination of Board membership.

X. Restricted stock and restricted stock units in the event of termination.

(1) Termination of Board Membership because of Retirement, Disability or Death. If a Participant’s membership on the Board terminates because of Retirement, Disability or death, the restrictions shall be lifted on all Restricted Stock and Restricted Stock Units held by the Participant; provided that the settlement of any vested Deferred Units shall remain subject to the terms of the underlying award agreement and any applicable deferral election form.

(2) Termination of Board Membership for Reasons other than Retirement, Disability or Death. If a Participant’s membership on the Board terminates for any reason other than Retirement, Disability or death, the Restricted Stock and Restricted Stock Units held by such Participant, to the extent not previously vested, shall be forfeited and cancelled at the time of such termination of Board membership; provided that any vested Deferred Units shall not be forfeited and cancelled but shall settle in accordance with the terms of the underlying award agreement and any applicable deferral election form.

64   MURPHY OIL CORPORATION

XI. Adjustments upon changes in common stock.

If there shall be any change in the Common Stock subject to the Plan or to any Award granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split-up, exchange of stock, combination, share purchase, liquidation or other similar changes in capitalization affecting or involving the Common Stock, the Committee shall make substitutions or adjustments in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent Awards granted and in the purchase price of outstanding Stock Options to reflect such changes, in each case, subject to applicable law and tax regulations (including Section 409A).

XII. Plan Amendments and Termination.

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent; provided that no such consent shall be required if the Board determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either (x) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard or which would cause the Plan not to continue to comply with Rule 16b- 3 under the Exchange Act, or any successor to such Rule. Notwithstanding the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

XIII. Limitation.

Unless otherwise stated herein, the following limitations shall be applicable to Participants and their rights as stockholders.

(1) No Right to Continue as a Director. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as a Non-Employee Director for any period of time, or at any particular rate of compensation.

(2) No Stockholders’ Rights for Stock Options. A Participant granted a Stock Option hereunder shall have no rights as a stockholder with respect to the Common Shares covered by Stock Options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XIV. Notice.

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV. General provisions.

The following general provisions are applicable to the Plan.

(1) The Committee may require each Person purchasing Common Shares pursuant to a Stock Option or receiving Common Stock pursuant to a grant of Restricted Stock or Restricted Stock Units to represent to and agree with the Company in writing that such Person is acquiring the Common Shares without a view to distribution thereof. The certificates for such Common Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

2026 PROXY STATEMENT   65

(2) Other than as provided for in Sections XI and XII hereof, the exercise price of a Stock Option may not be reduced without stockholder approval (including canceling previously awarded Stock Options and regranting them with a lower exercise price).

(3) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(4) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to an Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Subject to the consent of the Committee and to such limitations as the Committee may impose, withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(5) The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an award agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A unless the Committee expressly determines otherwise, such Award, agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or award agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A. If any Award is “deferred compensation” subject to Section 409A and provides for payment (or the acceleration of a payment date) upon the disability of the Participant, such amounts shall only be paid (or such payment date shall only be accelerated) to the extent the Participant’s disability meets the requirements for “disability” within the meaning of Section 1.409A-3(i)(4) of the Treasury Regulations. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. In the case of any Award which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

(6) Award agreements with respect to awards pursuant to the Plan may contain, in addition to terms and conditions prescribed in the Plan, such other terms and conditions as the Committee may deem appropriate provided such terms and conditions are not inconsistent with the provisions of the Plan. In the event of any conflict between the terms and provisions of the Plan and the award agreement, the terms and provisions of the Plan shall control.

(7) It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any successor rule thereto.

(8) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(9) The Plan and all awards made and actions taken thereunder shall be governed by the laws of the State of Arkansas, without regard to the conflict of law provisions of any state, and shall be construed accordingly.

XVI. Effective Date and Termination of Plan.

The Plan shall become effective immediately following approval by the stockholders of the Company at the 2026 Annual Meeting of Stockholders. The Plan shall terminate on the tenth anniversary of the date of the Plan’s approval by stockholders.

66   MURPHY OIL CORPORATION

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2026 PROXY STATEMENT   67

 Annex

NON-GAAP RECONCILIATIONS

Presented below is free cash flow (a non-GAAP financial measure calculated as net cash provided by continuing operations activities, less non-cash working capital changes, property additions and dry hole costs). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2025

Net cash provided by continuing operations activities	$1,247.8

Property additions and dry hole costs	(1,020.6)

Net increase in noncash working capital	74.1

Free cash flow	$301.3

68   MURPHY OIL CORPORATION

65 YEARS

MUR LISTED NYSE

OUR PURPOSE

We believe in providing energy that empowers people.

OUR MISSION

OUR VISION

OUR BEHAVIORS

Do Right Always

- Respect people, safety, environment and the law
- Follow through on commitments
- Share openly and accurately
- Make it better

Stay With It

- Show resilience
- Lean into challenges
- Support each other
- Consider the implications

Think Beyond Possible

- Offer solutions
- Step up and lead
- Don't settle for "good enough"
- Embrace new opportunities

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V87592-Z91969-P45252 1a. C.P. Deming 1b. L.R. Dickerson 1c. M.A. Earley 1d. E.M. Hambly 1e. E.W. Keller 1f. R.M. Murphy 1g. J.W. Nolan 1h. R.N. Ryan, Jr. 1i. L.A. Sugg 1j. R.B. Tudor, III For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: 2. Advisory vote to approve executive compensation. 3. Approval of proposed 2026 Stock Plan for Non-Employee Directors. 4. Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2026. 1. Election of Directors MURPHY OIL CORPORATION The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3, and 4. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w 9805 KATY FREEWAY, SUITE G-200 HOUSTON, TEXAS 77024 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V87593-Z91969-P45252 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 13, 2026 The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Eric M. Hambly, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2026 on May 13, 2026, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side